PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED OCTOBER 6, 2021

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

CytoDyn Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

1111 Main Street, Suite 660

Vancouver, Washington 98660

(360) 980-8524

October [●], 2021

Dear Fellow Stockholder:

Your officers and directors join me in inviting you to attend the 2021 Annual Meeting of Stockholders. As part of our precautions regarding COVID-19, the Annual Meeting has been scheduled to be held solely online via a live webcast at 8:00 a.m., Pacific Time, on Thursday, October 28, 2021 at www.cesonlineservices.com/cydy21_vm. To participate in the Annual Meeting, you must pre-register at www.cesonlineservices.com/cydy_vm by 8:00 a.m. Pacific Time, on Wednesday, October 27, 2021.

The expected items of business for the meeting are described in detail in the attached Notice of 2021 Annual Meeting of Stockholders and Proxy Statement.

Matters to be presented for action at the meeting include (i) the election of six directors to our Board of Directors, (ii) ratification on an advisory (non-binding) basis, of the appointment of our auditors, (iii) an advisory (non-binding) vote on our executive compensation; and (iv) an amendment to our Certificate of Incorporation to increase the total number of authorized shares of common stock from 800,000,000 to 1,000,000,000. We may also act on such other business as may properly come before the Annual Meeting.

Your vote will be especially important at this year’s Annual Meeting because a group of stockholders led by Paul A. Rosenbaum (the “Proposing Persons”) has provided notice (the “Nomination Notice”) to the Company purporting to nominate directors for election to the Board of Directors at the Annual Meeting. The Company has informed the Proposing Persons that the Nomination Notice is invalid due to its failure to comply with the Company’s Amended and Restated By-Laws (the “Bylaws”). The Proposing Persons have sued the Company in the Delaware Court of Chancery, seeking declaratory judgment that the Nomination Notice was valid. This case is pending and the Court has scheduled a hearing for October 6, 2021. Unless the Delaware Court of Chancery disagrees with CytoDyn, the Proposing Persons’ director nominations will be disregarded, and no proxies or votes in favor of its nominees will be recognized or tabulated at the Annual Meeting. OUR BOARD OF DIRECTORS URGES YOU TO VOTE ONLY FOR OUR BOARD’S PROPOSED NOMINEES BY USING THE ENCLOSED PROXY CARD, TO DISREGARD ANY MATERIALS SENT TO YOU BY OR ON BEHALF OF THE PROPOSING PERSONS AND NOT TO SIGN, RETURN OR VOTE ANY PROXY CARD SENT TO YOU BY OR ON BEHALF THE PROPOSING PERSONS. The Company is not responsible for the accuracy of any information provided by or relating to the Proposing Persons contained in any proxy solicitation materials filed or disseminated by, or on behalf of, the Proposing Persons or any other statements that they may otherwise make.

We are encouraged about the future of our Company and we look forward to your participation in our virtual Annual Meeting. Whether or not you can virtually attend the meeting, please vote TODAY to ensure your voice is heard. It is important that you sign, date and return your proxy, or submit your proxy by telephone or Internet, as instructed on the enclosed proxy card, as soon as possible.

Sincerely,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

If you have any questions or require any assistance in voting your shares, please contact our proxy solicitor:

Morrow Sodali LLC

509 Madison Avenue Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400

Email: cydy@info.morrowsodali.com

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED OCTOBER 6, 2021

CYTODYN INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OCTOBER 28, 2021

Time and Date:	8:00 a.m., Pacific Time, on October 28, 2021

Location:	Via a live webcast at www.cesonlineservices.com/cydy21_vm

Agenda:

(1)   Election of six (6) directors to serve on the Board of Directors until the 2022 Annual Meeting of Stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal.

(2) Ratification, on an advisory (non-binding) basis, of the selection of Warren Averett, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2022.

(3) Approval, on an advisory (non-binding) basis, of our named executive officer compensation.

(4) Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 800,000,000 to 1,000,000,000.

(5) Transaction of any other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date if necessary, or before any postponements or adjournments thereof.

Record Date:    You can vote at the meeting and at any postponement or adjournment of the meeting if you were a stockholder of record as of the close of business on September 1, 2021.

Voting:             Please vote as soon as possible, even if you plan to attend the meeting, to ensure that your shares will be represented. You do not need to attend the meeting to vote if you vote your shares before the meeting. If you are a record holder, you may vote your shares by mail, telephone or the Internet. If your shares are held by a broker, bank or other nominee, you must follow the instructions provided by your broker, bank or other nominee to vote your shares and you may not vote your shares in person at the meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares giving you the right to vote the shares at the meeting.

The Board of Directors of the Company recommends that you vote “FOR” the election of the Board’s nominees for director named in this proxy statement, as well as “FOR” Proposals 2, 3 and 4 above using the enclosed proxy card.

This notice is being mailed to all stockholders of record entitled to vote at the Annual Meeting on or about October [●], 2021.

By Order of the Board of Directors

Antonio Migliarese

Chief Financial Officer

Vancouver, Washington

October [●], 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING SCHEDULED TO BE HELD ON OCTOBER 28, 2021:

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended May 31, 2021 are available at www.cytodyn.com.

PRELIMINARY COPY – SUBJECT TO COMPLETION – DATED SEPTEMBER 24, 2021

CYTODYN INC.

PROXY STATEMENT 2021 ANNUAL MEETING OF STOCKHOLDERS

This proxy statement (this “Proxy Statement”) is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of CytoDyn Inc., a Delaware corporation (“CytoDyn,” the “Company,” “we,” “us” or “our”), to be voted at the Annual Meeting of Stockholders scheduled to be held on October 28, 2021 (the “Annual Meeting”) at 8:00 a.m., Pacific Time, in solely a virtual format, and any postponements or adjournments thereof. The proxy statement and accompanying form of proxy were first mailed to stockholders on or about October [●], 2021.

PROXY STATEMENT SUMMARY	1

Information about the Annual Meeting of Stockholders	1

Proposals and Board Recommendations for Voting	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	2

Why am I receiving these proxy materials?	2

What is a proxy?	2

When and where will the Annual Meeting be held?	2

Who is soliciting my proxy?	3

Who are Paul A. Rosenbaum, Jeffrey P. Beaty and Arthur L. Wilmes?	3

On what matters will I be voting? How does the Board recommend that I cast my vote?	3

How many votes may I cast?	4

How many shares of common stock are eligible to be voted?	4

How many shares of common stock must be present to hold the Annual Meeting?	4

How do I vote?	4

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?	5

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?	6

How will shares be voted by the enclosed proxy card?	6

What if I receive more than one proxy card or set of proxy materials from the Company?	6

What should I do if I receive a proxy card or other proxy materials from the Proposing Persons?	6

Can I revoke or change my voting instructions after I deliver my proxy?	7

How will we solicit proxies and who pays for soliciting proxies?	7

What happens if the Annual Meeting is postponed or adjourned?	7

i

ii

iii

PROXY STATEMENT SUMMARY

This summary is included to provide an introduction and overview of the information contained in this Proxy Statement. This is a summary only and does not contain all of the information we have included in this Proxy Statement. You should refer to the full Proxy Statement for more information about us and the proposals you are being asked to consider.

THE ANNUAL MEETING

Information about the Annual Meeting of Stockholders

Time and Date:	8:00 a.m., Pacific Time, on Thursday, October 28, 2021

Access*:	The Annual Meeting can be accessed virtually by registering to attend at www.cesonlineservices.com/cydy21_vm

Record Date:	The close of business on September 1, 2021

Voting:	Each share of our common stock is entitled to one vote at the Annual Meeting (including one vote for each seat up for election at the Annual Meeting with respect to Proposal 1 – Election of Directors). Cumulative voting is not permitted in the election of directors.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the Annual Meeting, we encourage you to vote as soon as possible so that your shares are represented. We urge you to vote TODAY by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by telephone. Returning your proxy card will not prevent you from voting at the Annual Meeting but will ensure that your vote is counted if you are unable to attend.

*

Due to the continuing impact of the novel coronavirus (or COVID-19) pandemic and to support the health and well-being of our stockholders and employees, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. Stockholders will be able to attend the virtual meeting, vote and submit questions from any location via the Internet.

Proposals and Board Recommendations for Voting

PROPOSAL	RECOMMENDATION	PAGE
Proposal 1 – Election of six (6) directors to serve on the Board of Directors until the 2022 annual meeting of stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal	“FOR” EACH OF OUR BOARD’S NOMINEES	18

Proposal 2 – Ratification, on an advisory (non-binding) basis, of the selection of Warren Averett, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2022	FOR	21

Proposal 3 – Approval, on an advisory (non-binding) basis, of our named executive officer compensation	FOR	22

Proposal 4 – Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 800,000,000 to 1,000,000,000	FOR	23

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Why am I receiving these proxy materials?

Our Board is soliciting your proxy to vote at the Annual Meeting because you owned shares of our common stock at the close of business on September 1, 2021, the record date for the Annual Meeting, and, therefore, are entitled to vote at the Annual Meeting. This Proxy Statement, along with the enclosed proxy card and the 2020 annual report, is being mailed to stockholders on or about October [●], 2021. We have made the Proxy Statement and 2020 annual report available to you on the Internet and we have delivered printed proxy materials to you. This Proxy Statement summarizes the information that you need to know in order to cast your vote at the Annual Meeting. You do not need to attend the Annual Meeting in person to vote your shares of our common stock.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. We have designated two of our officers as the Company’s proxies for the Annual Meeting. These officers are Antonio Migliarese and Michael Mulholland.

When and where will the Annual Meeting be held?

The Annual Meeting has been scheduled to be held on Thursday, October 28, 2021 at 8:00 a.m., Pacific Time. The Annual Meeting will be held in a virtual meeting format only via live webcast at www.cesonlineservices.com/cydy21_vm.

Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders of the Company as of the close of business on the record date and guests of the Company. You will not be able to attend the Annual Meeting in person at a physical location. In order to attend the virtual meeting, you will need to pre-register at www.cesonlineservices.com/cydy21_vm by 8:00 a.m. Pacific Time on Wednesday, October 27, 2021. To pre-register for the meeting, please follow these instructions:

Registered Stockholders

Stockholders of record as of the close of business on September 1, 2021, may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cydy21_vm. Please have your proxy card containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 8:00 a.m., Pacific Time, on October 27, 2021.

Beneficial Stockholders

Stockholders whose shares are held through a broker, bank or other nominee as of the close of business on September 1, 2021, may register to participate in the Annual Meeting remotely by visiting the website www.cesonlineservices.com/cydy21_vm.

Please have your Voting Instruction Form, Notice, or other communication containing your control number available and follow the instructions to complete your registration request. After registering, stockholders will receive a confirmation email with a link and instructions for accessing the virtual Annual Meeting. Requests to register to participate in the Annual Meeting remotely must be received no later than 8:00 a.m., Pacific Time, on October 27, 2021.

Who is soliciting my proxy?

Our Board, on behalf of the Company, is soliciting your proxy to vote your shares of our common stock on all matters scheduled to come before the Annual Meeting, whether or not you attend the Annual Meeting. By completing, signing, dating and returning the proxy card or voting instruction form, or by submitting your proxy and voting instructions via the Internet or phone, you are authorizing the proxy holders to vote your shares of our common stock at the Annual Meeting as you have instructed.

Under applicable SEC rules and regulations, members of the Board, the Board’s directors, director nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting (each such person, a “Participant”). For more information on the Participants in the Board’s solicitation, please see “Participants in the Solicitation” in Annex B of this Proxy Statement.

Who are Paul A. Rosenbaum, Jeffrey P. Beaty and Arthur L. Wilmes?

Paul A. Rosenbaum, Jeffrey P. Beaty and Arthur L. Wilmes (the “Proposing Persons”) are part of a group of CytoDyn shareholders that have notified the Company of their intent to nominate five directors for election to the Board. The Company has informed the Proposing Persons that their notice of nomination is invalid due to its failure to comply with the Company’s Amended and Restated By-Laws (the “By-Laws”).

The Proposing Persons have sued the Company in the Delaware Court of Chancery, seeking declaratory judgment that the Nomination Notice was valid. This case is pending and the Court has scheduled a hearing for October 6, 2021. Unless the Delaware Court of Chancery disagrees with CytoDyn, the Proposing Persons’ director nominations will be disregarded, and no proxies or votes in favor of its nominees will be recognized or tabulated at the Annual Meeting. Nonetheless, you may receive proxy solicitation materials from, or on behalf of, the Proposing Persons, including opposition proxy statements and proxy cards.

We urge you NOT to sign or return any proxy cards sent by or on behalf of the Proposing Persons. If you have already voted using a proxy card sent to you by the Proposing Persons, you can revoke it by (1) executing and delivering the enclosed proxy card, voting over the Internet using the Internet address on the enclosed proxy card or voting by telephone using the toll-free number on the enclosed proxy card or (2) voting in person at the Annual Meeting. Only your last-dated proxy submitted will count, and any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

On what matters will I be voting? How does the Board recommend that I cast my vote?

At the Annual Meeting, you will be asked to vote on the following proposals:

1.

Election of six (6) directors to serve on the Board of Directors until the 2022 Annual Meeting of stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal;

2.	Ratification, on an advisory (non-binding) basis, of the selection of Warren Averett, LLC as our independent registered public accounting firm for the fiscal year ending May 31, 2022;

3.	Approval, on an advisory (non-binding) basis, of our named executive officer compensation;

4.	Approval of a proposal to amend the Company’s Certificate of Incorporation to increase the total number of authorized shares of common stock from 800,000,000 to 1,000,000,000.

THE BOARD RECOMMENDS VOTING “FOR” THE ELECTION OF THE BOARD’S NOMINEES UNDER PROPOSAL 1 AND “FOR” PROPOSALS 2 THROUGH 4 USING THE ENCLOSED PROXY CARD.

We do not expect any additional matters to be presented for action at the Annual Meeting other than the matters described in this Proxy Statement. However, by signing, dating and returning your proxy card or by following the instructions on the enclosed proxy card to submit your proxy and voting instructions via the Internet or phone, you will give to the persons named as proxies discretionary voting authority with respect to any other matter that may properly come before the Annual Meeting, including a motion to adjourn the Annual Meeting if necessary. The proxies will vote on any such matter in accordance with their best judgment.

How many votes may I cast?

You may cast one vote for every share of our common stock that you owned on September 1, 2021, the record date for the Annual Meeting.

How many shares of common stock are eligible to be voted?

As of the record date, we had 651,746,095 shares of common stock outstanding. Each share of common stock outstanding as of the record date will entitle the holder to one vote.

How many shares of common stock must be present to hold the Annual Meeting?

Under Delaware law and our By-laws, the holders of a majority of our common stock issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. The inspector of election will determine whether a quorum is present at the Annual Meeting. If you are a beneficial owner (as defined below) of shares of our common stock and you do not instruct your bank, broker, trustee or other nominee how to vote your shares on any of the proposals, and your bank, broker, trustee or nominee submits a proxy with respect to your shares on a matter with respect to which discretionary voting is permitted, your shares will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists. In addition, stockholders of record who are present at the Annual Meeting in person or by proxy will be counted as present at the Annual Meeting for purposes of determining whether a quorum exists, whether or not such holder abstains from voting on any or all of the proposals.

How do I vote?

Stockholders of Record

If your shares of our common stock are registered directly in your name with our transfer agent, Computershare Inc., you are the stockholder of record of those shares and these proxy materials have been mailed to you by us. You may submit your proxy and voting instructions via the Internet or phone, or by mail as further described below. Your proxy, whether submitted via the Internet, phone or by mail, authorizes each of Antonio Migliarese and Michael Mulholland to act as your proxy at the Annual Meeting, each with the power to appoint his substitute, to represent and vote your shares of our common stock as you directed, if applicable.

•	Submit your proxy and voting instructions via the Internet as instructed on the enclosed proxy card.

•	Use the Internet to submit your proxy and voting instructions 24 hours a day, seven days a week until the polls close during the Annual Meeting.

•	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit your proxy and voting instructions by phone (within the US, US territories and Canada) using the toll-free number listed on the enclosed proxy card.

•	Telephone voting facilities will be available 24 hours a day, seven days a week until the polls close during the Annual Meeting.

•	Please have your proxy card available and follow the instructions on the proxy card.

•	Submit your proxy and voting instructions by mail.

•	Complete, date and sign the enclosed proxy card and return it in the postage-paid envelope provided.

If you submit your proxy and voting instructions via the Internet or by phone, you do not need to mail your proxy card. The proxies will vote your shares of our common stock at the Annual Meeting as instructed by the latest-dated validly executed proxy received from you, whether submitted via the Internet, phone or by mail. You may also vote in person at the Annual Meeting.

Beneficial Owners

If your shares of our common stock are held in a stock brokerage account by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your bank, broker, trustee or other nominee that is considered the stockholder of record of those shares. As the beneficial owner, you have the right to direct your bank, broker, trustee or other nominee on how to vote your shares of our common stock via the Internet or by telephone, if the bank, broker, trustee or other nominee offers these options, or by completing, signing, dating and returning a voting instruction form. Your bank, broker, trustee or other nominee will send you instructions on how to submit your voting instructions for your shares of our common stock. Beneficial owners who want to attend and also vote in person at the Annual Meeting will need to obtain a legal proxy, in PDF or Image (gif, jpg, or png) file format, from the organization that holds their shares giving them the right to vote their shares in person at the Annual Meeting and by presenting it with their online ballot during the meeting.

What happens if I do not submit voting instructions for a proposal? What is discretionary voting? What is a broker non-vote?

If you properly complete, sign, date and return a proxy card or voting instruction form, your shares of our common stock will be voted as you specify. If you are a stockholder of record and you make no specifications on your proxy card, your shares of our common stock will be voted in accordance with the recommendations of our Board, as provided above. If you are a beneficial owner and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of our common stock may not be voted with respect to any proposal for which the stockholder of record does not have discretionary authority to vote.

Rules of the New York Stock Exchange (“NYSE”) determine whether proposals presented at stockholder meetings are “discretionary” or “non-discretionary.” If a proposal is determined to be discretionary, your broker is permitted under NYSE rules to vote on the proposal without receiving voting instructions from you. If a proposal is determined to be non-discretionary, NYSE rules prohibit your broker to vote on the proposal without receiving voting instructions from you. The latter is referred to as a “broker non-vote.” In these cases, those shares will not be counted for the purpose of determining whether a quorum is present and will not be considered votes cast on the proposals to be considered at the Annual Meeting.

Under the NYSE rules, the proposals relating to the election of directors, the compensation of our named executive officers, and amendment of the Certificate of Incorporation are non-discretionary proposals. Accordingly, if you are a beneficial owner and you do not provide voting instructions to your broker holding shares for you, your shares will not be voted with respect to these proposals.

Under the NYSE rules, the proposal relating to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm is a discretionary proposal. If you are a beneficial owner and you do not provide voting instructions to your broker holding shares for you, your shares may be voted with respect to the ratification, on an advisory basis, of the appointment of our independent registered public accounting firm. Notwithstanding the foregoing, to the extent a broker has received competing proxy materials from the Proposing Persons, such broker will be prohibited from voting with respect to any of the proposals at the Annual Meeting if the broker did not receive voting instructions from the beneficial owner.

What vote is required, and how will my votes be counted, to elect the director nominees and to approve each of the other proposals discussed in this Proxy Statement?

Proposal	Vote Required	Effect of Abstentions	Effect of Broker Non-Votes
Election of six director nominees	Plurality of the votes properly cast	N/A	No effect

Ratification of the selection of our independent registered public accounting firm	Majority of the votes properly cast on such matter	No effect	No effect

Approval of our named executive officer compensation	Majority of the votes properly cast on such matter	No effect	No effect

Approval of a proposal to amend the Company’s Certificate of Incorporation	Affirmative vote of holders of a majority of the shares of common stock outstanding and entitled to vote	Same practical effect as a vote against	Same practical effect as a vote against

How will shares be voted by the enclosed proxy card?

The shares represented by any proxy card which is properly executed and received by the Company prior to or at the Annual Meeting will be voted in accordance with the specifications made thereon. Where a choice has been specified on the proxy card with respect to the proposals, the shares represented by the proxy card will be voted in accordance with the specifications. If you return a validly executed proxy card without indicating how your shares should be voted on a matter and you do not revoke your proxy, your proxy will be voted: “FOR” the election of each of the nominees proposed by the Board and “FOR” Proposals 2-4.

The Board is not aware of any additional proposals that are expected to come before the Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the Annual Meeting upon which a vote may be properly taken, shares represented by all proxy cards received by the Company will be voted with respect thereto at the discretion of the persons named as proxies in the enclosed  proxy card.

What if I receive more than one proxy card or set of proxy materials from the Company?

If your shares are held in more than one account, you will receive more than one proxy card from us, and in that case, you can and are urged to vote all of your shares by signing, dating and returning all proxy cards you receive from the Company in the postage-paid envelope provided. If you choose to vote by phone or via the Internet, please vote once for each proxy card you receive from us to ensure that all of your shares are voted. Only your latest-dated validly executed proxy for each account will count.

What should I do if I receive a proxy card or other proxy materials from the Proposing Persons?

The Company has informed the Proposing Persons that the Nomination Notice is invalid due to its failure to comply with the By-laws. The Proposing Persons have sued the Company in the Delaware Court of Chancery, seeking declaratory judgment that the Nomination Notice was valid. This case is pending and the Court has scheduled a hearing for October 6, 2021. Unless the Delaware Court of Chancery disagrees with CytoDyn, the Proposing Persons’ director nominations will be disregarded, and no proxies or votes in favor of its nominees will be recognized or tabulated at the Annual Meeting. Nonetheless, you may receive proxy solicitation materials from the Proposing Persons.

The Board strongly urges you not to sign or return any proxy card sent to you by the Proposing Persons. If you vote on any proxy card other than the proxy card provided to you by the Company, you may risk your vote not being counted as a valid vote by proxy card.

If you have any questions or need assistance voting, please contact Morrow Sodali LLC (“Morrow Sodali”), the Company’s proxy solicitor at: (800) 662-5200 or cydy@info.morrowsodali.com.

Can I revoke or change my voting instructions after I deliver my proxy?

You can revoke your proxy or change your vote at any time prior to the Annual Meeting. Only your latest dated proxy will count. If you are a stockholder of record who has properly executed and delivered a proxy, you may revoke your proxy at any time prior to the Annual Meeting by any of the following means:

•	dating, signing and submitting a new proxy card bearing a later date;

•	voting at a later time via the Internet or by telephone as instructed in this Proxy Statement (only your latest Internet or telephone proxy will be counted);

•	delivering a written notice to our Corporate Secretary prior to the Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or

•	attending the virtual Annual Meeting and voting during the meeting.

If you own your shares of common stock in “street name”, your proxy can be revoked or changed at any time before it is used to vote your shares of our common stock if you: (1) in accordance with the voting instructions from your bank, broker, trustee or other nominee, timely provide to your bank, broker, trustee or other nominee another proxy with a later date or (2) are present at the Annual Meeting and either vote in person or notify the Corporate Secretary in writing at the Annual Meeting of your wish to revoke your proxy. Your attendance alone at the Annual Meeting will not be enough to revoke your proxy. See “How Do I Vote?” above for information on obtaining a legal proxy to vote at the Annual Meeting.

How will we solicit proxies and who pays for soliciting proxies?

U.S. federal securities laws require us to send you this Proxy Statement and any amendments or supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the Annual Meeting and the solicitation of proxies therefor. These expenses will include, among other things, the costs of preparing, assembling, printing and mailing the proxy materials to stockholders of record and beneficial owners, and reimbursement paid to brokerage firms, banks and other fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining beneficial owners’ voting instructions. Solicitation of proxies by mail may be supplemented by telephone, email and other electronic means, advertisements and personal solicitation by our directors, officers or employees. No additional compensation will be paid to directors, officers or employees for such solicitation efforts.

The Company has also retained Morrow Sodali to assist in the solicitation of proxies. Morrow Sodali will solicit proxies on our behalf from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Morrow Sodali will receive a fee of $150,000, plus approved and reasonable out of pocket expenses, for its services in connection with the solicitation of proxies. We have also agreed to indemnify Morrow Sodali against certain claims arising in connection with such solicitation.

What happens if the Annual Meeting is postponed or adjourned?

Unless a new record date is fixed, your proxy will still be valid and may be used to vote shares of our common stock at the postponed or adjourned Annual Meeting. You will still be able to change or revoke your proxy until it is used to vote your shares.

Where can I find the voting results of the Annual Meeting?

We will report the voting results of the Annual Meeting in a Current Report on Form 8-K filed with the SEC within four business days following our Annual Meeting, a copy of which will also be available on our website, https://www.cytodyn.com/investors.

Who can help answer any other questions I may have?

If you have any questions or require any assistance with voting your shares, or if you need additional copies of the proxy materials, please contact our proxy solicitor:

Morrow Sodali

509 Madison Avenue Suite 1206

New York, NY 10022

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400

Email: cydy@info.morrowsodali.com

BACKGROUND TO THE SOLICITATION

Prior to 2020

In December 2011, Anthony D. Caracciolo, one of the signatories to the Schedule 13D (defined below), joined the CytoDyn Board and on June 17, 2013, he became Chairman of the Board. From 2017 to 2018, he also held the title of Executive Chairman. He resigned from the CytoDyn Board in January 2019.

On October 10, 2018, Dr. Bruce Patterson, one of the Nominees (defined below), and CytoDyn entered into a consulting agreement pursuant to which Dr. Patterson would aid CytoDyn on certain projects as an independent contractor. The consulting agreement was later amended three times, each time to raise Dr. Patterson’s compensation – ultimately, to $20,000 per month.

In November 2018, Richard G. Pestell, one of the signatories to the Schedule 13D (defined below), joined the CytoDyn Board and was concurrently appointed Chief Medical Officer. On January 19, 2019, he was elected Vice Chairman of the Board. On July 26, 2019, CytoDyn announced that it had terminated Dr. Pestell for cause, leading to his removal from the Board. In August 2019, Dr. Pestell brought a lawsuit against the Company for terminating him for cause.

On July 17, 2019, the Company and IncellDx, Inc. (“IncellDx”), a company in which Dr. Patterson is CEO and a significant shareholder, entered into a license and supply agreement pertaining to non-commercial grade quantities of the Company’s drug related materials.

2020

On March 30, 2020, CytoDyn filed a provisional patent application with the U.S. Patent and Trade Office (“USPTO”), on the basis of CytoDyn’s studies involving the clinical treatment of subjects infected with SARS-CoV-2 with CytoDyn’s leronlimab and analysis of patient samples for known biomarkers. CytoDyn made an additional six related provisional applications between April 7, 2020 and May 1, 2020 to include disclosure of continuing study results.

On April 27, 2020, unbeknownst to CytoDyn, IncellDx filed substantially similar data drawn from CytoDyn’s clinical studies in support of its own application and claiming methods of treatment using CytoDyn’s leronlimab. The Company believes this data belonged to CytoDyn pursuant to the terms of its consulting agreement with Dr. Patterson. After learning of IncellDx’s application, CytoDyn filed a successful third-party submission pertaining to IncellDx’s non-provisional patent application. It pointed to evidence that IncellDx’s patent claims were not “novel,” nor were they “non-obvious” according to publicly available references that IncellDx had failed to submit to the USPTO—and that had not yet been considered by the USPTO. The USPTO rejected IncellDx’s application as unpatentable because it was not only anticipated by CytoDyn’s earlier-filed patent application, but was also already subject to the claims of CytoDyn’s U.S. Patent No. 11,045,546, which was granted to CytoDyn on June 29, 2021.

On May 22, 2020, IncellDx, via Dr. Patterson, proposed that CytoDyn acquire IncellDx (a company with less than $4 million in revenue in 2019), for a total amount of up to $350 million in cash and stock and that Dr. Patterson be employed by the post-merger entity. Dr. Patterson, along with his wife, would stand to make approximately $115 million in such a transaction. Furthermore, Mr. Beaty, one of the Proposing Persons, would stand to make approximately $8 million in such a transaction.

Concurrently with the proposal, Dr. Patterson ended his CytoDyn consultancy.

In April 2020, Mr. Caracciolo participated in a lawsuit against CytoDyn, seeking disgorgement of alleged short swing profits of the CEO and as a representative in a derivative action. On April 26, 2021, the Company and other parties entered into a settlement agreement (the “Settlement Agreement”) resolving a derivative shareholder lawsuit involving Mr. Caracciolo. Alpha Venture Capital Partners LP, Caracciolo Family Trust, Gregory A. Gould, Law Offices Of Kenneth E. Chyten Defined Benefit Pension Plan, Gavin Myers, And Martin Peterson, derivatively on behalf of Cytodyn Inc., Plaintiffs, v. Nader Z. Pourhassan, Scott A. Kelly, Michael A. Klump, Jordan G. Naydenov, David F. Welch, Craig S. Eastwood, Michael D. Mulholland, Nitya G. Ray, and Brendan Rae, Defendants, and Cytodyn Inc., Nominal Defendant, No. 2020-0307-PAF (Delaware Court of Chancery April 24, 2020). Pursuant to the Settlement Agreement, the Company agreed to implement a series of corporate governance reforms, including adopting a compensation policy related to director and executive officer compensation, and certain defendants agreed to forfeit a substantial portion of the awards granted in December 2019 in exchange for a release of the claims brought against such defendants and dismissal of the derivative action with prejudice.

On September 10, 2020, the same plaintiffs as in the foregoing Delaware shareholder derivative lawsuit filed another derivative action against Dr. Pourhassan, claiming Dr. Pourhassan had improperly garnered short-swing profits in violation of Section 16(b) of the Securities Exchange Act of 1934 with respect to certain personal stock transactions in the Company’s stock. Alpha Venture Capital Partners LP, Caracciolo Family Trust, Gregory A. Gould, Law Offices Of Kenneth E. Chyten 401(k) Profit Sharing Plan, Gavin Myers, And Martin Peterson, derivatively on behalf of Cytodyn Inc., Plaintiffs, v. Nader Z. Pourhassan, Defendant, and Cytodyn Inc., Nominal Defendant, No. 3:20-cv-05909-JLR (Western District of Washington September 10, 2020). On March 12, 2021, Judge James L. Robart granted in full Dr. Pourhassan’s motion to dismiss with prejudice. On April 9, 2021, the Plaintiffs filed a Notice of Appeal to the Ninth Circuit Court of Appeals, appealing the decision of Judge James L. Robart. In the appeal, both parties have submitted opening briefs, and on September 20, 2021, the plaintiff-appellants filed a request for an extension of time to file their reply brief by no later than October 29, 2021. Thus, there has not yet been a resolution of this case.

On November 2, 2020, Judge Richard Andrews granted in part CytoDyn Inc. and CytoDyn Operations Inc.’s motion to dismiss, dismissing Mr. Pestell’s claim under the Pennsylvania Wage Payment and Collection Law, but allowing to proceed Mr. Pestell’s defamation and breach of contract claims. Richard G. Pestell, M.D., Ph.D , Plaintiff, v. CytoDyn Inc., CytoDyn Operations Inc., Nader Z. Pourhassan, Ph.D., and Scott A. Kelly, Defendants, M.D., No. 1:19-cv-01563 (District of Delaware August 22, 2019). Currently, the parties are engaged in fact discovery, which is scheduled to end October 27, 2021, and thus the case has not yet been resolved.

2021

Based upon information provided to the Company by our stockholders, Mr. Rosenbaum began reaching out to stockholders about a potential proxy contest in March 2021 at the latest.

On April 8, 2021, Mr. Rosenbaum and Mr. Wilmes delivered a letter to the independent members of the Board outlining concerns regarding certain public disclosures made by the Company. The Board, with the help of independent legal counsel, is looking into the purported concerns raised in their letter.

On May 18, 2021, Mr. Rosenbaum formed CCTV Proxy Group, LLC (“CCTV”), a Delaware limited liability company, for the purposes of soliciting support and funding for a proxy contest.

On May 18, 2021, the Company promoted Antonio Migliarese to Chief Financial Officer.

On May 24, 2021, the Proposing Persons, along with 21 other individuals including Messrs. Pestell and Caracciolo, filed a beneficial ownership report on Schedule 13D (the “Schedule 13D”) disclosing a 5.7% ownership position in the Company. The Schedule 13D was later amended on June 8, 2021 to disclose a 7.7% ownership position and to include Thomas Errico, M.D., and on July 2, 2021 to disclose a 7.3% ownership position and to include Dr. Patterson, Peter Staats, M.D. and Melissa Yeager.

On July 1, 2021, the Company received the Nomination Notice dated June 30, 2021 from the Proposing Persons, purporting to nominate five directors—Thomas Errico, M.D., Bruce Patterson, M.D., Paul A.

Rosenbaum, Peter Staats, M.D. and Melissa Yeager (the “Nominees”)—for election to the Board at the Annual Meeting.

On July 1, 2021, the Proposing Persons issued a press release and launched a website announcing their proxy contest for the Annual Meeting.

On July 16. 2021, the Proposing Persons sent a letter to the Chairman of the Audit Committee of the Company, Alan P. Timmins. The Audit Committee, with the help of independent outside legal counsel, is looking into the Proposing Persons’ purported concerns raised in their letter.

On July 20, 2021, the Proposing Persons, along with CCTV and the Nominees (collectively, the “Proxy Filers”) filed a preliminary proxy statement with the SEC.

On July 30, 2021, the Company sent a letter to Mr. Rosenbaum, in his capacity as representative of the Proposing Persons, stating that the Nomination Notice was invalid due to its failure to comply with the Company’s By-laws.

Also on July 30, 2021, the Company filed a Current Report on Form 8-K announcing that the Annual Meeting has been scheduled to be held on October 28, 2021, with a record date of September 1, 2021.

On August 2, 2021, the Company issued a press release disclosing that the Board determined that the Proposing Group’s nominations for the Annual Meeting were invalid.

On August 5, 2021, the Company filed a lawsuit in the United States District Court for the District of Delaware against the Proxy Filers, seeking to enjoin the defendants from misleading stockholders and continuing to wage an illegal proxy contest.

On August 11, 2021, the Proposing Persons’ counsel sent a letter to the Company’s counsel, along with supplemental Nomination Notice disclosures (the “Supplemental Notice”), purporting to cure the original deficiencies in the Nomination Notice.

On August 13, 2021, the Proxy Filers filed an amended preliminary proxy statement with the SEC, attempting to correct some of the many deficiencies that the Company identified in its lawsuit.

Also on August 13, 2021, the Proxy Filers filed a motion to dismiss the Company’s lawsuit in the United States District Court for the District of Delaware.

On August 18, 2021, the Company’s counsel sent a letter to the Proposing Persons’ counsel, indicating that the Nomination Notice remains deficient for the reasons originally set forth in the July 30, 2021 letter, and that the Supplemental Notice could not cure, and has not cured, the deficiencies.

Also on August 18, 2021, the Proxy Filers filed a definitive proxy statement on Form DEFC14A with the SEC.

On August 19, 2021, the Company issued a press release updating stockholders on the status of the litigation with the Proxy Filers.

On August 24, 2021, the United States District Court for the District of Delaware issued a Memorandum Order, granting the Company’s Motion for Expedited Discovery and Expedited Proceedings in its litigation with the Proxy Filers (the “Memorandum Order”).

On August 25, 2021, the Company issued a press release urging stockholders to ignore the proxy cards being circulated by the Proposing Persons and disclosing that the Memorandum Order.

On August 26, 2021, the Proposing Persons announced that they filed a lawsuit in the Delaware Court of Chancery seeking, among other things, that Court enter an order declaring that the Nominating Notice complies with the By-laws and that the Nominees are permitted to stand for election at the Annual Meeting.

On September 1, 2021, the Proposing Persons sent a letter to the Board, proposing to settle the proxy contest if (1) Dr. Pourhassan resigns as CEO and member of the Board, (2) Dr. Kelly retains his operating role and Board position with the Company subject to performance review, (3) Mr. Gardiner retains his Board position, (4) Mr. Naydenov resigns his Board position, (5) the remaining four open Board seats are filled from among the slate of Nominees, and (6) the new Board would immediately commence with a CEO search (the “Settlement Proposal”). The letter stated that the Settlement Proposal would remain open for two calendar days. The Board chose not to respond to the Settlement Proposal.

On September 1, 2021, the United States District Court for the District of Delaware issued a Stipulated Order, in which the Proxy Filers agreed that certain prior solicitations were required by Rule 14a-6(b) to be filed with the SEC and the Court ordered the Proxy Filers to comply with the federal securities laws, including Rule 14a-6(b).

On September 16, 2021, the Company and the Proxy Filers agreed to dismiss the litigation in the United States District Court for the District of Delaware without prejudice if certain additional disclosures about the Proxy Filers’ conflicts of interest, sources of funding and agenda were made and as an amendment to the Schedule 13D was filed.

On September 17, 2021, the Proxy Filers filed a proxy supplement with SEC, disclosing additional information about their conflicts of interest, sources of funding and agenda. Moreover, an “exit” amendment to the Schedule 13D was filed, which disclosed the dissolution of the Schedule 13D group.

On September 18, 2021, the Company and the Proxy Filers filed a stipulation of dismissal without prejudice with the United States District Court for the District of Delaware.

On September 20, 2021, the United States District Court for the District of Delaware ordered the dismissal without prejudice.

On September 20, 2021, the Company issued a press release announcing the resolution of the litigation in the United States District Court for the District of Delaware.

On September 24, 2021, the Company filed a preliminary Proxy Statement with the SEC.

On October 6, 2021, the Company filed this amended preliminary Proxy Statement with the SEC.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

Directors and Board Committees

The following table lists each of our six current directors and sets forth information about their committee memberships:

Chair     Member

BOARD MEMBERS	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Scott A. Kelly, M.D.

Nader Z. Pourhassan, Ph.D.

Jordan G. Naydenov

Alan P. Timmins

Samir R. Patel, M.D.

Gordon A. Gardiner

Board Meetings and Executive Sessions

The Board held 18 meetings during its fiscal year ended May 31, 2021. During fiscal year 2021, each of the then-current directors attended at least 75 percent of the total number of the meetings of the Board and the meetings held by each committee of the Board on which he served during his tenure on such committee or the Board. At each regularly scheduled quarterly Board meeting during fiscal year 2021, the non-employee directors met in executive session without management present.

It is our policy that our Board members attend our Annual Meeting of stockholders. At our 2020 Annual Meeting held on September 30, 2020, all then-current Board members participated in the virtual Annual Meeting.

Board Leadership Structure

Our Board is currently chaired by Dr. Scott Kelly, who also serves as our Chief Medical Officer and Head of Business Development. Dr. Kelly has held the position of Board Chairman since December 2018. Mr. Timmins, one of our non-employee independent directors, was appointed as lead director of the Board on October 10, 2020. The Board believes its current Board leadership structure, which reflects the separation of the Chairman and Chief Executive Officer positions and also has an independent director serving as lead director of the Board, enables the Board to govern in the best interests of the Company and its stockholders.

The Board’s Role in Risk Oversight

Our management is responsible for identifying, assessing and managing the material risks we face. The Board generally oversees risk management practices and processes and, both as a whole and through the Audit Committee, periodically discusses with management strategic and financial risks associated with our operations, their potential impact on us, and the steps taken to manage these risks.

While the Board is ultimately responsible for risk oversight, the Board’s committees assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial and enterprise risks and discusses with management and our independent registered public accounting firm our policies and practices with respect to risks and particular areas of risk exposure. The Nominating and Governance Committee oversees recruitment of potential director nominees and succession planning for our executive positions. The Compensation Committee monitors our incentive compensation programs to assure that management is not encouraged to take actions involving excessive risk.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct and a Statement of Policy on Insider Trading and Policy Regarding Special Trading Procedures. Copies of these governing documents, as well as the committee charters described below, are available on our website at www.cytodyn.com under the Investors/Corporate Governance tabs.

Director Independence

We are not a “listed issuer” as that term is used in Regulation S-K Item 407 adopted by the Securities and Exchange Commission (the “SEC”). However, in determining director independence, we use the definition of independence in Rule 5605(a)(2) and Rule 5605(c)(2) of the listing rules of The Nasdaq Stock Market (the “Nasdaq Rules”).

The Board has determined that current directors Gardiner, Naydenov, Timmins and Patel are independent as defined in the Nasdaq Rules and none of them otherwise have a relationship that, in the opinion of the Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In considering our three new director nominees, Lishomwa C. Ndhlovu, M.D., Ph.D., Harish Seethamraju, M.D., and Tanya Durkee Urbach, the Board also determined that they similarly will be independent as defined in the Nasdaq Rules. Transactions that the Board considered in making its determinations regarding director independence are described under “Related Person Transactions” below, although they did not require disclosure under Regulation S-K Item 404(a) adopted by the SEC.

Committees of Our Board

Our Board’s committee structure currently consists of three principal committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our Board has adopted a written charter for each of its committees. A copy of each committee’s charter is available on our website at www.cytodyn.com under the Investors/Corporate Governance tabs. A brief description of the composition and the primary responsibilities of our committees is set forth below.

Audit Committee

The Audit Committee Charter was adopted by the Board and became effective in November 2011 and was subsequently updated on February 21, 2017 and September 30, 2020. The primary role of the Audit Committee is to oversee the Company’s financial reporting and disclosure process. The Audit Committee is responsible for overseeing the work done by our independent auditors and reviewing and discussing with management and the independent auditors the adequacy and effectiveness of our financial reporting process, the annual audited financial statements, and the results of the annual audit. The Audit Committee is also responsible for reviewing and approving in advance all contemplated related-party transactions such as those described under “Related Person Transactions” below. The Audit Committee held four meetings during fiscal year 2021 to review our financial statements with the auditors following the end of each fiscal quarter prior to their inclusion in reports filed with the SEC.

The members of our Audit Committee are currently Messrs. Gardiner and Naydenov and Mr. Timmins, Chair, each of whom is an independent director.

The Board has determined that each current member of the Audit Committee is financially sophisticated under the Nasdaq Rules. The Board has also determined that Mr. Timmins is an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii) adopted by the SEC. All current members of the Audit Committee are considered independent because they satisfy the independence requirements prescribed by the Nasdaq Rules, including those set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Compensation Committee

The Compensation Committee Charter was adopted by the Board in October 2012 and was updated on May 29, 2014, February 21, 2017, May 17, 2018 and July 30, 2020. The Compensation Committee reviews and approves our overall compensation philosophy and determines base salaries and other forms of compensation to be paid to executive officers, including cash incentive compensation and grants of options and other stock-based awards. The Compensation Committee is also responsible for making recommendations to the Board with respect to new compensation plans, including incentive compensation plans and equity-based plans. The Compensation Committee held six meetings during fiscal year 2021.

Our Compensation Committee currently consists of Messrs. Gardiner, Naydenov, and Timmins and Dr. Patel, Chair, each of whom is an independent director. During fiscal year 2021, David F. Welch, Ph.D., also served on the Compensation Committee. Dr. Welch was also an independent director

The Board has reviewed the source of compensation received by each director currently serving on the Compensation Committee and determined that no director receives compensation from any person or entity that would impair his ability to make independent judgments about our Company’s executive compensation. The Board has also reviewed all affiliations the directors currently serving on the Compensation Committee have with our Company and its subsidiaries and affiliates and determined that there is no such relationship that would impair his ability to make independent judgments about our Company’s executive compensation.

Nominating and Corporate Governance Committee

The Charter of our Nominating and Corporate Governance Committee (the “Nominating Committee”) was adopted by the Board in October 2012, and was subsequently updated on February 21, 2017, February 19, 2018 and September 30, 2020. The Nominating Committee identifies individuals qualified to become members of the Board, makes recommendations to the Board with regard to the size and composition of the Board and committees thereof, and evaluates the Board and its members. The Nominating Committee also assists the Board in developing succession and continuity plans for principal officer positions. The Nominating Committee held one meeting during fiscal year 2021.

The members of the Nominating Committee are currently Mr. Naydenov and Dr. Patel, Chair. Dr. Kelly served on the Nominating Committee for a portion of fiscal year 2021 until his resignation on July 25, 2020.

The Nominating Committee does not have any specific, minimum qualifications for director candidates. In evaluating potential director nominees, the Nominating Committee will consider, among other factors:

•	demonstration of ethical behavior;

•	positions of leadership that demonstrate the ability to exercise sound judgment in a wide variety of matters;

•	the candidate’s ability to commit sufficient time to the position;

•	the candidate’s understanding of our business and operations; and

•	the need to satisfy independence requirements relating to Board composition.

The Nominating Committee evaluates all candidates for director thoroughly, whether they are recommended by the management team, stockholders, or third parties, in accordance with the needs of the Board and the qualifications of the candidate. Stockholders who have recommendations for future director candidates may contact the Board at the Company’s address, 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Prior to each annual meeting of stockholders, the Nominating Committee evaluates the current composition of the Board in determining whether to recommend the nomination of current directors for re-election. The Nominating Committee has not hired a third-party search firm to date, but has the authority to do so if it deems such action to be appropriate.

The Nominating Committee has adopted a policy for considering diversity in identifying nominees for director, which policy recognizes that maintaining a diverse membership with varying backgrounds, perspectives, skills, experiences, and other differentiating personal characteristics promotes inclusiveness, enhances the Board’s deliberations, and enables the Board to better serve as effective, engaged stewards of our stockholders’ interests.

When considering directors and nominees, the Nominating Committee and the Board focus primarily on the information disclosed in each individual’s resume, references, questionnaire, background check, and personal interview. See “Proposal 1—Election of Directors” for information regarding the three new nominees recommended for election as directors by the Nominating Committee following an extensive search and vetting process pursued with several potential candidates.

Anti-Hedging Policy

The Board of Directors has adopted a policy that prohibits our employees (including officers) and directors, or any of their designees, from engaging in transactions in our capital stock that could create the appearance of misalignment between an employee or director and stockholders and/or create a heightened compliance risk. Engaging in transactions or purchasing financial instruments that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any securities of the Company held by our employees or directors is prohibited. Prohibited transactions include, but are not limited to, zero-cost collars and forward sale contracts.

Director Compensation

During fiscal year 2021, our non-employee director compensation program provided for: (i) $25,000 in annual compensation; (ii) additional annual cash retainers for committee chairs equal to $15,000 for Audit and $7,500 for Compensation and Nominating Committees, (iii) annual cash retainers for committee members of $5,000 for Audit and $2,500 for Compensation and Nominating Committees, (iv) an annual cash retainer of $20,000 for our Lead Independent Director and (v) an annual grant in June 2020 of a non-qualified stock option covering 225,000 shares of common stock vesting in four equal quarterly installments.

Dr. Pourhassan, our CEO, and Dr. Kelly, our CMO, do not receive any additional compensation in consideration for their service as members of the Board of Directors in fiscal year 2021. Mr. Gardiner was appointed to the Board of Directors effective July 1, 2021 and did not receive any compensation for services in fiscal year 2021.

2021 Director Compensation Table

The following table sets forth certain information regarding the compensation earned by or awarded to each non-employee director for services during fiscal year 2021.

Name of Non-Employee Director	Cash Fees	Stock Option Awards (1)(2)	Total
Jordan G. Naydenov	$35,000	$960,300	$995,300
Samir R. Patel, M.D. (3)	$57,500	$960,300	$1,017,800
Alan P. Timmins (3)(4)	$80,701	$960,300	$1,041,001
David F. Welch, Ph.D. (5)	$11,538	$251,044	$262,582

(1)

Stock option awards represent the grant date fair value of the awards pursuant to Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation – Stock Compensation (“ASC 718”), as described in Note 1 and Note 7 in the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended May 31, 2021 (the “2021 Form 10-K”), to which reference is hereby made.

(2)

The total number of shares of common stock underlying stock options held by each non-employee director as of May 31, 2021 are shown in the table below. None of our non-employee directors held any other compensatory equity awards as of May 31, 2021.

Name of Non-Employee Director	Number of Shares Underlying Stock Option Awards
Jordan G. Naydenov (6)	1,496,397
Samir R. Patel, M.D.	237,329
Alan P. Timmins	261,986
David F. Welch, Ph.D. (6)	1,382,654

(3)	Cash fees include $15,000 in compensation related to serving on a special committee of the Board.
(4)	Cash fees include $20,000 in compensation related to serving as Lead Independent Director of the Board.
(5)	Dr. Welch ceased to be a director upon the expiration of his term on September 30, 2020.
(6)

On June 4, 2021, Mr. Naydenov and Dr. Welch each forfeited 750,000 stock option awards in connection with a Stipulation and Agreement of Compromise, Settlement and Release approved by the Delaware Court of chancery in connection with a derivative action filed against the Company on April 24, 2020.

Communications with Directors

Stockholders may send communications to our Board at the Company’s address, 1111 Main Street, Suite 660, Vancouver, Washington 98660. Any such communication addressed to a specific Board member and designated as “Confidential” will be delivered unopened to the specific Board member. If a communication is addressed to our Board as a whole and designated as “Confidential,” the communication will be delivered to the Chair of the Board, Dr. Kelly. Any communication not designated as “Confidential” will be reviewed by management and brought to the attention of our Board at its next regularly scheduled meeting.

PROPOSAL 1 – ELECTION OF DIRECTORS

Introduction

Under our Certificate of Incorporation and By-Laws, the Board is authorized to set the number of directors of the Company. The Board has fixed the number of directors at six, effective as of the date of the Annual Meeting. The Board currently consists of six directors. Samir Patel, M.D. and Alan Timmins have decided not to stand for reelection to the Board for personal reasons. Gordon A. Gardiner’s term as a director also will expire as of the Annual Meeting. We extend our deep gratitude to Messrs. Gardiner, Patel and Timmins for their valuable time and wisdom in governing the Company during their service as directors.

At the recommendation of the Nominating and Corporate Governance Committee, the Board has nominated for election at the Annual Meeting the following six individuals (the “Nominees”): Scott A. Kelly, M.D., Jordan G. Naydenov, Nader Z. Pourhassan, Ph.D., Lishomwa C. Ndhlovu, M.D., Ph.D., Harish Seethamraju, M.D., and Tanya Durkee Urbach, to hold office until next year’s annual meeting of stockholders, until their successors are duly elected and qualified or until their earlier death, resignation or removal. If a director retires, resigns or is otherwise unable to serve before the end of his or her one-year term, our Board may appoint a director to fill the remainder of such term, reduce the size of our Board or leave the position vacant.

The Board has affirmatively determined that each of our Nominees, excluding Drs. Pourhassan and Kelly, qualifies as an independent director. None of our Board’s Nominees is being elected pursuant to any arrangement or understanding between any of the Board’s Nominees and any other person or persons. All of the Nominees have consented to serving as a nominee, being named in this Proxy Statement and serving as a director if elected. If all of the Board’s Nominees are elected at the Annual Meeting, one of our directors (16.6%) will be female and two of our directors (33.3%) will be racially or ethnically diverse.

Vote Required

The six nominees for election as directors at the Annual Meeting who receive the highest number of affirmative votes properly cast will be elected, provided that a quorum is present at the Annual Meeting. Stockholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from the nominees for election as directors listed below as a group, or for or withheld from each individual nominee. Shares that are not represented at the Annual Meeting, shares that are withheld, and broker non-votes will have no effect on the outcome of the election. If for some unforeseen reason a nominee should become unavailable for election, the proxy may be voted for the election of such substitute nominee as may be designated by the Board.

The Board recommends that stockholders vote “FOR” each of the Board’s Nominees on the enclosed proxy card.

Nominees and their Qualifications

The following table sets forth information with respect to each person who is nominated for election as a director, including their current principal occupation or employment and age as of September 24, 2021.

The experience, qualifications, attributes and skills of each nominee, including his or her business experience during the past five years, are described below:

Name	Age	Principal Occupation	Business Address
Scott A. Kelly, M.D.	51	Chairman of the Board, Chief Medical Officer, Head of Business Development	1111 Main St, Ste 660, Vancouver, WA 98660
Nader Z. Pourhassan, Ph.D.	58	President and Chief Executive Officer	1111 Main St, Ste 660, Vancouver, WA 98660
Jordan G. Naydenov	61	Vice President and Treasurer of Milara, Inc.	1111 Main St, Ste 660, Vancouver, WA 98660
Lishomwa C. Ndhlovu, M.D., Ph.D.	51	Professor of Immunology in Medicine and Neuroscience, Cornell University	413 East 69th St New York, NY 10021
Harish Seethamraju, M.D.	50	Medical Director, Mount Sinai, Lung Transplantation Program	10 East 102nd Street New York, NY 10029
Tanya Durkee Urbach	54	Partner in Eagle Bay Advisors	7 World Trade Center, 250 Greenwich St, 46th Floor, New York, NY 10007

Scott A. Kelly, M.D. Dr. Kelly has been a director since April 2017 and the Chairman of the Board since December 2018. Dr. Kelly was named to the non-executive position of Chief Science Officer of the Company in July 2019, and was appointed Chief Medical Officer and Head of Business Development in April 2020. Prior to leaving clinical medicine to focus on CytoDyn, Dr. Kelly served at Atlanta-based Resurgens Orthopaedics since 2002, including as Director of the Safety Council since 2013 and as Medical Director of the Resurgens Orthopaedics’ Spine Center since 2007. Dr. Kelly is a fellow of the American Board of Physical Medicine and Rehabilitation and a diplomate of the American Academy of Physical Medicine and Rehabilitation. Dr. Kelly also is a member of the Spine Intervention Society, Georgia Society of Interventional Spine Physicians, and American Academy of Physical Medicine and Rehabilitation. Dr. Kelly has received numerous honors, including being named as America’s Best Physicians in 2016 and 2017 by The National Consumer Advisory Board, “Top Doctor” in 2015, 2016 and 2017 by Castle Connolly, and “Top Doctor” by Atlanta Magazine in 2016. Dr. Kelly is the author of What I’ve Learned from You: The Lessons of Life Taught to a Doctor by His Patients. Dr. Kelly received his B.A. in Psychology from Emory University, his medical doctorate from Medical College of Georgia and completed his medical residency at Emory University. Dr. Kelly brings extensive patient treatment experience and a deep knowledge of life sciences to the Board.

Nader Z. Pourhassan, Ph.D. Dr. Pourhassan was appointed President and Chief Executive Officer of the Company in December 2012, following his service as interim President and Chief Executive Officer for the preceding three months, and was appointed as a director in September 2012. Dr. Pourhassan was employed by the Company as the Company’s Chief Operating Officer from May 2008 until June 30, 2011, at which time Dr. Pourhassan accepted a position as Managing Director of Business Development. Before joining the Company, Dr. Pourhassan was an instructor of college-level engineering at The Center for Advanced Learning, a charter school in Gresham, Oregon, from June 2005 through December 2007. Dr. Pourhassan immigrated to the United States in 1977 and became a U.S. citizen in 1991. He received his B.S. degree from Utah State University in 1985, his M.S. degree from Brigham Young University in 1990 and his Ph.D. from the University of Utah in 1998, in each case in Mechanical Engineering. Dr. Pourhassan brings to the Board his deep knowledge of the Company’s operations and industry. He also contributes his business, leadership, management and capital raising experience.

Jordan G. Naydenov. Mr. Naydenov has been a director since June 2009. Since 2001, he has served as Vice President and a director of Milara, Inc. and was appointed as Treasurer of Milara, Inc., and a director of Milara International, in 2006. Milara Inc. and Milara International develop, manufacture and service manual and fully robotic wafer printing/bumping systems, as well as mechanical and electrical engineering design services. Mr. Naydenov also founded a natural health care product company, Pure Care Pro LLC, in 2017. Mr. Naydenov brings leadership skills and significant management experience to the Board.

Lishomwa C. Ndhlovu, M.D., Ph.D. Dr. Ndhlovu is one of our new Nominees and was recommended by our Chairman of the Board and Chief Medical Officer. Appointed to Weill Cornell Medicine in 2019 as Professor of Immunology in Medicine and Neuroscience, he has served on the Company’s Scientific Advisory Board since July 2020. Before joining Weill Cornell Medicine, Dr. Ndhlovu was a Professor at the University of Hawaii from 2011 to 2019, where he retains an adjunct appointment. As Co-leader of the $26.5 million NIH—Martin Delaney Collaboratory for HIV Cure “HOPE.”, he is a recognized expert in basic and complex immunology and immunotherapy research. He has focused much of his work on confronting the challenges of HIV and aging, addressing molecular mechanism of HIV and COVID-19 pathogenesis, complications and persistence. Dr. Ndhlovu received his M.D. from the University of Zambia and his Ph.D. from Tohoku University in Japan and is an elected Fellow of the American Academy of Microbiology. He brings a deep understanding of the central nervous system aspects of HIV and research expertise in major arenas in which the Company is conducting clinical trials of its drug product candidate.

Harish Seethamraju, M.D. Dr. Seethamraju is one of our new Nominees and was recommended by our Chief Executive Officer. Harish Seethamraju, MD, is the Medical Director for the Mount Sinai Lung Transplantation Program. Before joining Mount Sinai, Dr. Seethamraju was the Medical Director of Lung Transplantation at Montefiore Medical Center in New York. He also served as the Medical Director of the Advanced Lung Disease/Lung Transplant Program at Beth Israel Medical Center in Newark, NJ. In his early career, he was an Associate Professor of Medicine at the University of Kentucky College of Medicine and previously served as the Medical Director of the Lung Transplant Program, Associate Professor of Medicine at the Houston Methodist Hospital/Baylor College of Medicine. He is recognized as an international expert in lung transplantation and advanced lung failure. His research focuses primarily on clinical aspects of advanced lung disease and lung transplantation. He has conducted numerous clinical research trials and co-authored dozens of articles in his field. As part of his focus on lung diseases, Dr. Seethamraju recently participated as an investigator in two of the Company’s clinical trials of leronlimab in the treatment of COVID-19 patients. Dr. Seethamraju received his medical training at Gandhi Medical College in Hyderabad, India, a pulmonary fellowship at Interfaith Medical Center in Brooklyn, New York, and a pulmonary and critical care fellowship at Baylor College of Medicine. He brings a wealth of experience in conducting clinical trials, publishing, and knowledge of the drug research and approval process to the Board.

Tanya Durkee Urbach. Ms. Urbach in one of our new Nominees and was recommended by our Chairman of the Board and Chief Medical Officer. She is currently Partner/Head of Family Officers for Eagle Bay Advisors, which provides family office and investment advisory services, and also provides corporate governance and corporate finance advice to Dynepic, Inc., which provides an integrated platform to power immersive training programs for companies and U.S. military forces. From November 2020 through March 31, 2021, Ms. Urbach was a sole practitioner advising broker-dealers, investment advisers and their professionals. From January 2019 through October 2020, she was a shareholder at the law firm Markun, Zusman, Freniere & Compton in Portland, Oregon. She served as General Counsel for Paulson Investment Company, LLC, a registered broker-dealer that provides investment banking services to the Company from time to time, from July 2015 until January 2019, providing advice regarding corporate governance, securities regulatory compliance, corporate finance, and other legal and securities-related issues. Ms. Urbach earned her bachelor’s degree at University of Oregon and her law degree at Lewis & Clark Law School. She served on the Executive Committee of the Oregon State Bar Securities Regulation Section from 2007 through 2015 and 2019 to the present. She brings extensive training and expertise in the conduct of securities offerings, securities litigation, corporate finance and business growth, corporate governance, and other corporate business and legal issues to the Board.

The Board recommends that stockholders vote “FOR” the election of all of the six nominees named above.

PROPOSAL 2 – ADVISORY VOTE ON RATIFICATION OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Introduction

The Audit Committee has selected Warren Averett, LLC (“Warren Averett”) as our independent registered public accounting firm to examine our financial statements for the fiscal year ending May 31, 2022. The selection of independent auditors is not required to be submitted to a stockholder vote by our governance documents or applicable law. However, our Board considers it desirable for stockholders to ratify upon the selection of auditors as a matter of good corporate practice. We are submitting this proposal to our stockholders on an advisory (non-binding) basis, and the outcome of the vote will not be binding on the Company.

If our stockholders fail to ratify the appointment, the Audit Committee will reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the best interests of the Company and its stockholders.

Representatives of Warren Averett are expected to be present at the Annual Meeting, and such representatives will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions.

Vote Required

Provided that a quorum is present, this proposal will be approved by the majority of the votes properly cast on such matter. Shares that are not represented at the Annual Meeting, abstentions and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote “FOR” ratification of the selection of Warren Averett, LLC as our independent registered public accounting firm for fiscal 2022.

PROPOSAL 3 – ADVISORY VOTE ON EXECUTIVE COMPENSATION

Introduction

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) includes a provision that requires public companies to hold an advisory stockholder vote to approve or disapprove the compensation of their named executive officers. The Dodd-Frank Act also includes a provision providing stockholders of a public Company the opportunity to vote, on an advisory basis, on how frequently they would like the Company to hold an advisory vote on the compensation of executive officers. At the 2019 Annual Meeting, our stockholders approved the Board’s recommendation that an advisory vote on executive compensation be conducted annually. Accordingly, we are conducting an advisory vote to approve the compensation of our executive officers again this year.

A detailed description of the compensation paid to the executive officers named in the compensation tables included in this Proxy Statement appears under the heading “Executive Compensation” in accordance with the SEC’s rules.

Our philosophy is that executive compensation should align with stockholders’ interests, without encouraging excessive and unnecessary risk. During fiscal year 2021, the main components of executive compensation, as shown in the 2021 Summary Compensation Table in this Proxy Statement, included (i) base salary, (ii) incentive payments and supplemental bonuses based on the Compensation Committee’s assessment of each executive officer’s achievement of corporate and individual goals, (iii) stock options and (iv) time-vested and performance-based awards of restricted stock units. This vote is intended to consider the overall compensation of executive officers and the policies and practices described in this Proxy Statement.

This vote is advisory and therefore not binding on us, the Compensation Committee, or the Board. The Board and the Compensation Committee value the opinions of stockholders and will take into account the outcome of the vote when considering future executive compensation arrangements. The next stockholder advisory vote to approve executive compensation will be held at our 2022 Annual Meeting.

Vote Required

Provided that a quorum is present, this proposal will be by the majority of the votes properly cast on such matter. Shares that are not represented at the Annual Meeting, abstentions, and broker non-votes, if applicable, with respect to this proposal, will have no effect on the outcome of the voting on this proposal.

The Board recommends that stockholders vote, on an advisory basis, “FOR” the following resolution:

“RESOLVED, that the compensation paid to named executive officers, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K adopted by the SEC, including the executive compensation tables and accompanying footnotes and narrative discussion, is hereby approved on an advisory basis.”

The above-referenced disclosures appear under the heading “Executive Compensation” in this Proxy Statement.

PROPOSAL 4 – APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Introduction

The Board believes it is in the best interest of the Company and its stockholders to amend the Certificate of Incorporation to increase the number of shares of common stock authorized for issuance by 200,000,000 shares of common stock, bringing the total number of shares of common stock authorized from 800,000,000 shares to 1,000,000,000 shares. These shares do not offer any preemptive rights. This proposal to increase the number of shares of common stock authorized for issuance, if approved at the Annual Meeting, will become effective and the Company’s number of shares of authorized common stock will be increased to 1,000,000,000 shares upon the filing of a certificate of amendment with the Secretary of State of the State of Delaware. The Board adopted resolutions setting forth the proposed amendment to the Certificate of Incorporation set forth in Annex A to this proxy statement, declaring it to be advisable, and submitting it for stockholder approval.

The foregoing discussion is qualified in its entirety by the full text of the proposed certificate of amendment to the Company’s Certificate of Incorporation, which is incorporated herein by reference.

Reasons for the Amendment

The Board believes that it is desirable to have sufficient authorized shares of common stock available for future issuance, to give the Company greater flexibility to use its common stock for business and financial purposes, and to allow such shares to be issued without the expense and delay of an additional special stockholders’ meeting. These purposes may include financings to raise the capital needed to operate the business; providing equity incentives to employees, officers, directors, consultants and/or advisors; establishing joint ventures or other strategic relationships with other companies; future acquisition transactions; and other general purposes. Although such issuance of additional shares for such purposes would result in dilution to existing stockholders, management believes the overall value of the Company to its stockholders would be increased in the long-term. In addition, the Board believes the Company’s success depends in part on its continued ability to attract, retain and motivate highly qualified management and clinical and scientific personnel. Without an increase in authorized shares of common stock, the Company may be constrained in its ability to use equity as a component of compensation to attract and retain key personnel. This proposal is not put forth as a result of the Board’s knowledge of any effort to accumulate shares or obtain control of the Company. This proposal is not intended as an antitakeover measure, is not proposed as part of any series of antitakeover measures, and the Board currently has no plans to propose other antitakeover measures in the future. This proposal is being put forth by a vote of the Board. There are certain advantages and disadvantages of an increase in authorized common stock.

The potential advantages include:

•	The ability to raise additional capital by issuing capital stock under the type of transactions described above, or other financing transactions.

•

To have shares of common stock available to finance the Company’s ongoing operating capital requirements to advance the Company’s lead product candidate, leronlimab (PRO 140), towards regulatory approval, and to pursue other potential business expansion opportunities, if any.

•	To have shares of common stock available to attract, retain and motivate highly qualified management and clinical and scientific personnel.

The potential disadvantages include:

•	Stockholders will experience further dilution of their ownership.

•

Stockholders do not have any preemptive or similar rights to subscribe for or purchase any additional shares of common stock that may be issued in the future, and therefore, future issuances of common stock may, depending on the circumstances, have a dilutive effect on the earnings per share, voting power and other interests of existing stockholders of the Company.

•

The additional shares of common stock for which authorization is sought in this proposal would be part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. The Company intends to use the proceeds from any future capital raises for working capital and general corporate purposes. The Company has no arrangements, agreements, or understandings in place at the present time, for the issuance or use of the additional shares of common stock to be authorized by the proposed Certificate of Amendment. However, the Company has recently issued shares in certain private offerings of common stock and warrants, and the Company will continue to require additional capital in the near future to fund its operations. As a result, it is foreseeable that the Company will seek to issue such additional shares of common stock in connection with any such capital raising activities. The Board does not intend to issue any common stock or securities convertible into common stock except on terms that the Board deems to be in the best interests of the Company and its stockholders.

•

The issuance of authorized but unissued stock could be used to deter a potential takeover of the Company that may otherwise be beneficial to stockholders by diluting the shares held by a potential suitor or issuing shares to a stockholder that will vote in accordance with the Board’s desires. A takeover may be beneficial to independent stockholders because, among other reasons, a potential suitor may offer such stockholders a premium for their shares of stock compared to the then-existing market price. The Company does not have any plans or proposals to adopt provisions or enter into agreements that may have material anti-takeover consequences.

Although an increase in the authorized shares of common stock could, under certain circumstances, have an anti-takeover effect, this proposal is not intended for such purpose. Nor is it part of a plan by management to recommend a series of similar amendments to the Board and stockholders. The Company has no arrangements, agreements, or understandings in place at the present time to enter into any merger, consolidation, acquisition or similar business transaction.

If the Company’s stockholders do not approve the increase in authorized shares of common stock, then the Company will be limited in its ability to use shares of common stock for financing, acquisitions, equity compensation or other general corporate purposes. As of September 1, 2021, only approximately 2% of the total shares of common stock authorized for issuance have not been issued or reserved for issuance.

In addition, in early October 2021, the Board directed that 18 million shares of common stock previously reserved for issuance under the 2012 Plan, of the approximately 25 million shares then available for future awards, temporarily be made available for use in equity financing transactions by the Company, with availability of such shares for awards under the 2012 Plan to be restored upon approval by the Company’s stockholders of an increase in the number of shares authorized for issuance under the Certificate of Incorporation.

Vote Required

Provided that a quorum is present, this proposal will be approved by the affirmative vote of holders of a majority of the shares of common stock outstanding and entitled to vote. Abstentions and broker non-votes, if applicable, will have the same practical effect as a vote against this proposal.

The Board recommends that stockholders vote “FOR” the proposal to increase the Company’s authorized capital to 1,000,000,000 shares of common stock.

MATTERS RELATING TO THE COMPANY’S

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Warren Averett, LLC was our independent registered public accounting firm with respect to our audited financial statements for the fiscal year ended May  31, 2021. Representatives of Warren Averett are expected to be present at the Annual Meeting and answer questions as appropriate.

Board Pre-Approval Process, Policies and Procedures

The Audit Committee pre-approves all engagements for audit and non-audit services provided by our independent registered public accounting firm. Warren Averett performed its audit procedures in accordance with the Audit Committee’s policies and procedures. Warren Averett informed the Audit Committee of the scope and nature of each service provided. No services were provided by Warren Averett during fiscal year 2020 or fiscal year 2021 other than audit, review, or attest services.

Fees Paid to Principal Independent Registered Public Accounting Firm

Warren Averett, LLC invoiced our Company the approximate amounts shown in the table below for professional services related to 2021 and 2020:

Services Rendered	2021	2020
Audit Fees (1)	$310,000	$200,000
Audit-Related Fees (2)	50,000	28,000

Total Audit and Audit-Related Fees	360,000	228,000
Tax Fees (3)	—	—
All Other Fees (4)	—	—

Total Fees	$360,000	$228,000

(1)

The audit fees covered the annual audit of our financial statements, Sarbanes-Oxley compliance work, quarterly reviews, and audit and attest services for entities we consolidate that are required by agreement but not by statute or regulatory body.

(2)	The audit-related fees covered review of our Registration Statements on Forms S-1, S-3 and S-8, related accountants’ consent and other matters.
(3)	The tax fees cover tax returns, year-end tax planning and tax advice. No tax fees were invoiced during 2021 or 2020.
(4)

Warren Averett, LLC did not invoice us for any other professional services rendered during 2021 or 2020, and it did not provide our Company during either of those years any professional services described in paragraph (c)(4) of Rule 2-01 of Regulation S-X.

REPORT OF THE AUDIT COMMITTEE

For the fiscal year ended May 31, 2021 the Audit Committee met with management and our independent auditors, Warren Averett, to review our accounting functions and the audit process and to review and discuss the audited financial statements for the fiscal year ended May 31, 2021. The Audit Committee discussed and reviewed with Warren Averett the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. Warren Averett has also provided to the Audit Committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Audit Committee concerning independence.

Based on its review and discussions with management and our independent auditors, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended May 31, 2021, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Company:

Alan P. Timmins, Chair

Jordan G. Naydenov

Gordon A. Gardiner

July 28, 2021

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Information about our Executive Officers is set forth below:

Name	Age	Position
Nader Z. Pourhassan, Ph.D.	58	President and Chief Executive Officer
Scott A. Kelly, M.D.	51	Chief Medical Officer, Head of Business Development, Chairman of the Board
Antonio Migliarese	38	Chief Financial Officer and Treasurer
Nitya G. Ray, Ph.D.	69	Chief Technology Officer
Christopher P. Recknor, M.D.	56	Chief Operating Officer

Antonio Migliarese. Mr. Migliarese was appointed as the Company’s Chief Financial Officer on May 18, 2021. Mr. Migliarese, has held various positions with increasing responsibilities since joining the Company as its Financial Reporting Manager on January 16, 2020, including Vice President, Corporate Controller, from January 16, 2020 until May 17, 2021. Prior to joining the Company, Mr. Migliarese was the Controller for Domaine Serene Vineyards and Winery, Inc. from 2018 to 2020, Corporate Controller for Lightspeed Technologies, Inc., an R&D company and supplier of high-tech audio and video solutions to schools and similar organizations, from 2015 to 2018, and CFO of American Cannabis Company, Inc. (OTCQB: AMMJ), from November 2014 until January 2016. Mr. Migliarese is a Certified Public Accountant and began his career in the assurance group of PricewaterhouseCoopers (PwC).

Nitya G. Ray, Ph.D. The Board appointed Dr. Ray as Chief Technology Officer – Head of Process Sciences, Manufacturing and Supply Chain on December 22, 2018. Dr. Ray served as our Senior Vice President of Manufacturing from November 2015 to June 2017. Between June 2017 and December 2018, Dr. Ray served as Executive Vice-President, Head of Product Development, Manufacturing and Supply Chain of Actinium Pharmaceuticals, Inc. (NYSEAMERICAN: ATNM). Prior to joining the Company in 2015, Dr. Ray was Senior Vice President at Progenics Pharmaceuticals, Inc. (NASDAQ: PGNX). During his 14-year tenure at Progenics, he was responsible for manufacturing, process & analytical sciences & quality control. He possesses extensive knowledge of leronlimab (PRO 140) development. Dr. Ray successfully manufactured the first 10 batches of leronlimab at Progenics under GMP, which was approved by the FDA for use in all clinical trials. Dr. Ray’s return to the Company brings 30 years of progressive, hands-on experience in strategic planning and execution of process development and manufacturing of biologics, engineered tissue therapeutics, antibody drug conjugates, and small molecule and radiopharmaceutical drugs. He has demonstrated expertise in diverse technology platforms, product development, pre-clinical, clinical and commercial manufacturing, process and analytical sciences, quality control, global supply chain, quality systems and regulatory affairs. Dr. Ray holds a Ph.D. in Biochemical Engineering and a M.S. degree in Chemical & Biochemical Engineering from Rutgers University and a B.S. degree in Chemical Engineering from Jadavpur University.

Christopher P. Recknor, M.D. Dr. Recknor joined the Company in August 2020, as Vice President, Clinical Development. Prior to joining the Company, Dr. Recknor served as a principal investigator in over 100 clinical trials for numerous global pharmaceutical companies. He is also the founder of IONmed Systems, a software technology company formed in 2006 with a focus on clinical trial recruitment and management. Dr. Recknor owned the Center for Advanced Research & Education (CARE), a private research facility formed in 2002, until March 2021. Dr. Recknor was an Adjunct Assistant Professor at Clemson University from 2002 to 2004, a medical director at United Osteoporosis Centers from 1998 to 2013 and was in private practice from 1998 to 2015. Dr. Recknor has a deep background in clinical research, with over 40 published research studies and co-authored several research abstracts. Dr. Recknor holds a B.A. from Furman University and received his M.D. from Medical University of South Carolina. He is a former Diplomate of the American Board of Internal Medicine and is a Certified Clinical Densitometrist.

Information about Dr. Pourhassan and Dr. Kelly is set forth above under “Proposal 1 – Election of Directors.”

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires directors, officers and beneficial owners of more than 10 percent of the Company’s common stock (a “10% Stockholder”) to file reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. Based on a review of those reports, all Section 16 reporting persons complied with all applicable Section 16(a) filing requirements during the fiscal year ended May 31, 2021, except that one Form 4 related to one convertible promissory note and warrants previously held by Dr. Welch were filed late and a Form 5 for Dr. Kelly in connection with gifting of stock to his daughter was filed late.

EXECUTIVE COMPENSATION

Executive Compensation Policies and Procedures

Our Company believes that our executive compensation program should be designed to attract, motivate and retain highly qualified executives by paying them competitively and rewarding and encouraging individual and superior company performance, on both a short- and long-term basis, thereby aligning our executives’ behavior with long-term stockholder interests. The Board’s Compensation Committee is tasked with reviewing compensation policies and practices applicable to all executive officers. Effective July 2, 2021, the Compensation Committee adopted a written policy regarding executive compensation to govern the committee in making its determinations and fulfilling its responsibilities. Under the policy, the Compensation Committee will:

•

be composed of at least three members who are independent directors as provided under the Nasdaq Rules or rules of another applicable national securities exchange on which the company’s stock is listed;

•

select and engage one or more independent compensation advisors and receive written recommendations from such advisors to assist the Compensation Committee in determining types and levels of compensation for executive officers and non-employee directors on an annual basis;

•

assess the compensation levels and composition of the Company’s peer group annually, based on factors the Compensation Committee deems relevant after discussion with its independent compensation advisor(s), and consider for selection as peers, as deemed appropriate by the Compensation Committee, companies that are operating in the same industries as the Company and similar market capitalization;

•

consider and approve the compensation of the Company’s executive officers annually, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation, and the composition of executive compensation in terms of base salary, deferred compensation, performance-based compensation, equity-based compensation, and other benefits to be provided to executive officers; this decision-making process will occur once per year, including evaluation of the achievement of goals for the most recent performance period(s) and establishment of goals for the ensuing performance period(s);

•

consider and approve the annual compensation for non-employee directors for each fiscal year, including cash retainers for service as directors and as members of Board committees, equity-based compensation, and other benefits to be provided to non-employee directors; and

•	refrain from recommending or approving bonuses to non-employee directors based on Company performance.

The policy expressly permits the Compensation Committee to make decisions regarding executive or director compensation in connection with the addition of new directors, the hiring of new executive officers or promotion of existing executive officers, and other circumstances that are, in the judgment of the Compensation Committee, exceptional. All decisions of the Compensation Committee are reported to our Board.

Role of Independent Compensation Advisor

The Compensation Committee has the sole authority and responsibility to select, retain, and terminate its independent compensation advisors and to approve their fees and terms of engagement. The Compensation Committee retained independent compensation consultant Mercer in 2020 to provide advice with regard to amendments to our 2012 Equity Incentive Plan (as amended and restated, the “2012 Plan”), which were approved by the Company’s stockholders at the 2020 annual meeting. Mercer also provided general consultation regarding our executive compensation and director compensation programs, including a revised structure for grants of equity awards in fiscal year 2021. Mercer reviewed the Company’s sources of competitive advantage, business strategy, leadership and talent needs, capabilities and culture and values, and its position within its peer group, and recommended adjustments to long-term incentive grant values to better align with intended market positioning and a mix of stock options and performance-based awards. Mercer recommended the companies for inclusion in a group of the Company’s peers for comparative purposes based on similar industry and business characteristics, size and that had more than one year of clear and comprehensive compensation data. The group selected included 16 different biopharma companies in clinical and late-stage development cycles in HIV, cancer and immune disorder diseases, including Eagle Pharmaceuticals Inc., Dicerna Pharmaceuticals Inc., Cytokinetics Inc., Deciphera Pharmaceuticals Inc., Principia Biopharma Inc.,Y-mAbs Therapeutics Inc., Fate Therapeutics Inc., Intercept Pharmaceuticals Inc., Arcus BioSciences Inc., BridgeBio Pharma Inc., Molecular Templates, Inc., Agios Pharmaceuticals Inc., Apellis Pharmaceuticals, Epizyme Inc, Novavax Inc. and TG Therapeutics Inc.

In April 2021, the Compensation Committee engaged Aon/Radford as its new independent compensation consultant. Aon/Radford was asked to refresh the Company’s peer group for compensation comparison purposes, to provide comparative information regarding executive compensation at peer companies, and to assist in designing the Company’s executive compensation program for fiscal year 2022, including grants of equity awards and performance goals for incentive compensation. Aon/Radford also advised the Compensation Committee on conducting performance evaluations and assessing the achievement of performance goals for fiscal year 2021.

Executive Compensation Program for 2021 Fiscal Year

The following is a discussion of fiscal year 2021 compensation arrangements for our named executive officers. As a smaller reporting company under the SEC’s rules, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with certain of the scaled disclosure requirements applicable to smaller reporting companies.

This section provides a discussion of the compensation paid or awarded to our President and Chief Executive Officer and our two other most highly compensated executive officers serving as of May 31, 2021, the end of fiscal year 2021. We refer to these individuals as our “named executive officers.” All other executive officers who served during fiscal year 2021 received total compensation less than the amounts paid or awarded to our named executive officers. For fiscal year 2021, our named executive officers were:

•	Nader Z. Pourhassan, Ph.D., President and Chief Executive Officer;

•	Scott A. Kelly, M.D., Chief Medical Officer and Head of Business Development; and

•	Nitya G. Ray, Ph.D., Chief Technology Officer.

Based on recommendations by Mercer, the Compensation Committee structured our compensation program for fiscal year 2021 to include the elements described below.

Base Salaries

The Compensation Committee determined base salaries for the named executive officers based on a variety of factors, including individual performance, job responsibilities, and tenure with the Company, as well as prior experience, economic conditions facing the Company, retention, and salary levels in the competitive labor market and for similar positions at companies in the Company’s peer group.

In determining the base salaries for the named executive officers, the Compensation Committee also solicited input from the CEO with respect to the compensation of the other named executive officers and took into consideration the CEO’s recommendations.

The Compensation Committee approved increases in the base salaries of Dr. Pourhassan and Dr. Ray for fiscal year 2021 by approximately 16% and 31%, respectively, in recognition of their unique individual contributions, as well as their collective efforts in advancing the Company’s operating and strategic priorities, with the goal of increasing long-term stockholder value. Based on comparative compensation information provided by Aon/Radford, the Compensation Committee has fixed base salaries for the Company’s named executive officers for fiscal year 2022 as follows: Dr. Pourhassan, $665,000, a decrease of approximately 33%; Dr. Kelly, $585,000, a decrease of approximately 16%; and Dr. Ray, $525,000, unchanged.

Annual Cash Incentive Plan and Other Bonus Payments

For fiscal year 2021, the Compensation Committee established performance goals for each of our named executive officers under our bonus plan for executive officers. The target level of annual cash incentives for each named executive officer, expressed as a percentage of base salary, is fixed in the executive’s employment agreement, as described under “Employment Agreements” below. The goals for the 2021 fiscal year, as well as the allocation of target amounts among the goals, were established after discussions by the Compensation Committee with the CEO regarding the performance needed to drive execution of the Company’s strategic plan. The Compensation Committee determined the amounts to be paid to the named executive officers in August 2021 based on the extent to which their goals were achieved. The performance goals tied to obtaining FDA approval for our drug product and target annual revenues, which together comprised 30% to 40% of the named executive officers’ total target amounts, were not achieved. The Compensation Committee determined that the goals related to recruiting additional partners to further the development of markets for our drug product and strengthening the capabilities of our management team or scientific advisory board (for all three named executive officers), obtaining additional financing to support the Company’s operations (for Dr. Pourhassan and Dr. Kelly), and managing production of our drug product on a cost-effective basis (for Dr. Ray), were partially achieved, resulting in payouts of the following percentages of the respective target amounts: Dr. Pourhassan, 20%; Dr. Kelly, 30.7%; and Dr. Ray, 35%. The resulting dollar amounts are shown in the Summary Compensation Table below in the Nonequity Incentive Plan Compensation column. See the “Grants of Plan-Based Awards” table below for additional information.

In July 2020, the Compensation Committee also approved discretionary bonuses to our named executive officers as shown in the Bonus column of the “Summary Compensation Table” below. The Compensation Committee approved the bonuses in light of the executive team’s unanticipated achievements in creating stockholder value during the first quarter of fiscal 2021, as well as its expeditious efforts in seeking regulatory approval of the Company’s drug product to treat COVID-19 patients despite the operating difficulties created by the pandemic. In the future, bonuses will be determined once per year under the policy adopted by the Compensation Committee in July 2021 and described under “Executive Compensation Policies and Procedures” above.

Long-Term Equity Incentives

We also provide long-term incentives to our named executive officers under the 2012 Plan. Before fiscal year 2021, these incentives typically took the form of incentive or non-qualified stock options. Stock options provide our executives with opportunities for financial gain derived from the potential appreciation in stock price from the date the option is granted until the date the option is exercised. Stock options are granted to executives with an exercise price equal to or above the closing sale price of our common stock on the OTCQB on the grant date. The vesting provisions of the stock options granted in the past have varied but have typically vested in three equal annual installments beginning one year after the date of grant. Our long-term performance ultimately determines the value of stock options, because gains from stock option exercises are entirely dependent on the long-term appreciation in the price of our common stock. As a result, we believe stock options encourage our executives and other employees to focus on creating shareholder value. In fiscal year 2021, Drs. Pourhassan, Kelly and Ray received stock options to purchase 2,000,000, 500,000 and 500,000 shares of our common stock, respectively, which vest in three equal annual installments on each of June 15, 2021, 2022 and 2023, subject to the named executive officer’s continued employment through each applicable vesting date. See the “Grants of Plan-Based Awards” table below for additional information about stock options granted in fiscal year 2021.

For fiscal year 2021, as recommended by Mercer, the Compensation Committee restructured the equity award program for our named executive officers to also include grants of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”). The RSUs awarded to our named executive officers were intended to provide more stable incentives than stock options, enabling us to better attract and retain top talent in a marketplace where such incentives are prevalent. In fiscal year 2021, Drs. Pourhassan, Kelly and Ray received RSUs with respect to 500,000, 250,000 and 200,000 shares of our common stock, respectively, which vest in three equal annual installments on each of June 15, 2021, 2022 and 2023, subject to the named executive officer’s continued employment through each applicable vesting date. The PSUs awarded in fiscal year 2021 to our named executive officers were intended to further align our executives’ interests with those of our stockholders. PSU awards of 1,000,000 shares for Dr. Pourhassan, 500,000 shares for Dr. Kelly, and 150,000 shares for Dr. Ray were granted and tied to the achievement of the strategic performance goals established for the fiscal 2021 annual cash incentives. In August 2021, as discussed under “Annual Cash Incentive Plan and Other Bonus Payments” above, the Compensation Committee determined that the levels of achievement of the target goals were as follows: Dr. Pourhassan, 20%; Dr. Kelly, 30.7%; and Dr. Ray, 35%, resulting in the vesting of 200,000, 153,500, and 52,500 shares, respectively. The RSUs and PSUs require our executives to remain continuously employed with us until the applicable vesting date in order to receive shares, with certain exceptions in the event of a change in control of the Company or the executive’s death or disability, as described in “Payments upon Termination of Employment, Death or Disability, or Change of Control” below. The Compensation Committee also approved two special PSU awards to Dr. Pourhassan relating to a total of 2,000,000 shares and to Dr. Kelly relating to a total of 500,000 shares. The vesting of one set of awards, relating to 50% of the total shares, was tied to achieving FDA approval of our drug product for use in HIV patients during fiscal year 2021, which did not occur. The other awards, relating to an equal number of shares, were tied to achieving FDA approval of our drug product for use in COVID-19 patients during fiscal year 2021, which also did not occur. See the “Grants of Plan-Based Awards” table below for additional information about RSUs and PSUs granted in fiscal year 2021.

In July 2021, based on advice from Aon/Radford that the predominant practice of pre-revenue biotech companies is to grant equity awards in the form of stock options, the Compensation Committee decided to return to the practice of granting stock options as the only form of equity incentive compensation for fiscal year 2022.

In addition, Dr. Pourhassan was granted 323,157 fully vested shares of common stock under the 2012 Plan in July 2020 to replace stock options to purchase 554,545 shares at a weighted average exercise price of $2.07 per share that were rescinded in connection with settlement of a lawsuit in October 2018.

Executive Compensation Tables

The following table shows information regarding the compensation of our named executive officers for services performed in the year ended May 31, 2021, and, to the extent required by applicable SEC disclosure rules, the year ended May 31, 2020.

2021 Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Stock Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	All Other Compensation ($) (5)	Total ($)
Nader Z. Pourhassan, Ph.D.	2021	1,000,000	800,000	3,750,090	4,238,000	200,000	57,417	10,045,507
President and Chief Executive Officer	2020	865,671	617,500	7,200,000	1,242,150	—	45,933	9,971,254

Scott A. Kelly, M.D (6)	2021	700,000	200,000	1,227,782	1,059,500	107,345	37,830	3,332,457
Chief Medical Officer and Head of Business Development

Nitya G. Ray, Ph.D.	2021	525,000	150,000	777,300	1,059,500	91,875	30,624	2,634,299
Chief Technology Officer	2020	400,000	150,000	—	212,473	—	13,005	775,478

(1)	The amounts shown for 2021 represent supplemental bonuses paid in July 2020 in recognition of significant achievements during the quarter ended August 31, 2020.
(2)

Stock awards represent the aggregate grant date fair value of the awards, except for awards subject to performance conditions, which represent aggregate grant date fair value based on the probable outcome of such conditions, all pursuant to ASC 718, as described in Note 1 and Note 7 in the Notes to the Consolidated Financial Statements included in Item 8 of our 2021 Form 10-K, to which reference is hereby made. Assuming the highest level of performance had been achieved for fiscal year 2021 awards of PSUs, the maximum value of these awards on June 15, 2020, the date the awards were approved, was as follows: Dr. Pourhassan, $8,760,000; Dr. Kelly, $2,920,000; and Dr. Ray, $438,000. See “Grants of Plan-Based Awards” below for more detailed information regarding the Company’s equity awards.

(3)

Stock option awards represent the aggregate grant date fair value of the awards pursuant to ASC 718, as described in Notes 1 and 7 in the Notes to the Consolidated Financial Statements included in Item 8 of our 2021 Form 10-K, to which reference is hereby made.

(4)

As permitted under applicable provisions of the Company’s executive employment agreements, the Compensation Committee determined that nonequity incentive payments for services during fiscal year 2021 would be paid 50% in cash and 50% in fully vested shares of common stock. The total value of cash and shares (if any) received is shown in the column.

(5)

Represents our qualified non-elective contributions to the Company’s 401(k) employee savings plan. The total value of all perquisites and personal benefits received by any named executive officer in fiscal 2021 was less than $10,000.

(6)	Dr. Kelly was not a named executive officer in fiscal year 2020.

The following table sets forth information regarding awards of nonequity incentive plan compensation and equity awards under the 2012 Plan to the named executive officers during the fiscal year ended May 31, 2021.

Grants of Plan-Based Awards for the Fiscal Year Ended May 31, 2021

Name	Grant date (2)		Approval Date	Potential future payouts under nonequity incentive plan awards (1) Target ($)	Potential future payouts under equity incentive plan awards (2) Target (#)		All other stock awards: Number of shares of stock or units (#)		All other option awards: Number of securities underlying options (#)		Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)
Nader Z. Pourhassan	6/15/2020		6/15/2020	1,000,000
	9/30/2020		6/15/2020		1,000,000	(3)						584,000
	9/30/2020		6/15/2020		1,000,000	(4)						—
	9/30/2020		6/15/2020		1,000,000	(5)						—
	9/30/2020		6/15/2020				500,000	(6)				1,560,000
	9/30/2020		6/15/2020						2,000,000	(8)	$3.12	4,238,000
	7/31/2020	(7)	7/31/2020				323,157	(7)				1,606,090

Scott A. Kelly	6/15/2020		6/15/2020	350,000
	9/30/2020		6/15/2020		500,000	(3)						447,782
	9/30/2020		6/15/2020		250,000	(4)						—
	9/30/2020		6/15/2020		250,000	(5)						—
	9/30/2020		6/15/2020				250,000	(6)				780,000
	9/30/2020		6/15/2020						500,000	(8)	$3.12	1,050,500

Nitya G. Ray	6/15/2020		6/16/2020	262,500
	9/30/2020		6/15/2020		150,000	(3)						153,300
	9/30/2020		6/15/2020				200,000	(5)				624,000
	9/30/2020		6/15/2020						500,000	(7)	$3.12	1,050,000

(1)

These amounts consist of the target cash award levels set under the 2021 bonus program. The amount actually paid to each named executive officer is included in the Non-Equity Incentive Plan Compensation column in the 2021 Summary Compensation Table.

(2)

The grant date of the equity awards was delayed until the date of the 2020 annual meeting of stockholders, September 30, 2020, at which the stockholders approved 25,000,000 additional shares of common stock for issuance under the 2012 Plan.

(3)	Represents awards of PSUs under the 2012 Plan tied to the achievement of the 2021 annual cash bonus performance goals, as described under “Long-Term Equity Incentives” above.
(4)

Represents a special grant of PSUs under the 2012 Plan to Dr. Pourhassan and Dr. Kelly based on obtaining FDA approval of our drug product for use in HIV patients, as described under “Long-Term Equity Incentives” above. Because these PSUs would only vest if the requisite FDA approval was obtained, no threshold or maximum achievement level was established with respect to these awards.

(5)

Represents a special grant of PSUs under the 2012 Plan to Dr. Pourhassan and Dr. Kelly based on obtaining FDA approval of our drug product for use in COVID-19 patients, as described under “Long-Term Equity Incentives” above. Because these PSUs would only vest if the requisite FDA approval was obtained, no threshold or maximum achievement level was established with respect to these awards.

(6)

Represents awards of RSUs under the 2012 Plan. The RSUs vest in three equal annual installments beginning on June 15, 2021, subject to continued employment through the applicable vesting date, with the holder entitled to receive shares of common stock equal to the number of vested RSUs.

(7)

Represents an award of fully vested shares of common stock, granted and issued on July 31, 2020, under the 2012 Plan to replace stock options to purchase 554,545 shares at a weighted average exercise price of $2.07 per share that were rescinded in connection with settlement of a lawsuit in October 2018.

(8)

Represents awards of stock options granted under the 2012 Plan that vest in three equal annual installments beginning on June 15, 2021, subject to continued employment through the applicable vesting date.

The following table sets forth information regarding outstanding stock options, RSUs and PSUs held by each our named executive officers as of May 31, 2021.

Outstanding Equity Awards at 2021 Fiscal Year-End

	Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options(#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#) (1)	Market value of shares or units of stock that have not vested ($) (2)	Equity incentive plan awards: Number of unearned shares that have not vested (#)		Equity incentive plan awards Market payout value of unearned shares that have not vested ($) (2)
Nader Z. Pourhassan	100,200	(3)	—		$0.57	6/1/23
	—		325,000	(4)	$0.87	11/23/25
	—		152,000	(4)	$0.75	1/4/26
	116,550	(3)	115,900	(5)	$0.49	6/8/28
	156,250	(3)	—		$0.39	10/7/29
	2,000,000	(3)	—		$0.63	12/19/29
	—		2,000,000	(6)	$3.12	6/15/30
							500,000	950,000
									1,000,000	(7)	1,900,000
									1,000,000	(8)	1,900,000
									1,000,000	(9)	1,900,000

Scott A. Kelly	25,000		—		$0.52	6/18/29
	93,750		—		$0.39	10/7/29
	750,000	(3)	—		$0.63	12/19/29
	500,000		—		$0.63	12/19/29
	—		500,000	(6)	$3.12	6/15/30
							250,000	475,000
									500,000	(7)	950,000
									250,000	(8)	475,000
									250,000	(9)	475,000

Nitya G. Ray	266,400		133,600	(10)	$0.48	12/22/28
	187,500		—		$0.39	10/7/29
	600,000		—		$0.63	12/19/29
	—		500,000	(6)	$3.12	6/15/30
							200,000	380,000
									150,000	(7)	285,000

(1)	Represents awards of RSUs that vest in three equal annual installments beginning on June 15, 2021, subject to continued employment through the applicable vesting date.
(2)	Based on the closing sale price of the common stock on May 28, 2021, the last trading day of the Company’s 2021 fiscal year, of $1.90 per share.
(3)

On June 4, 2021, these awards were forfeited in connection with a Stipulation and Agreement of Compromise, Settlement, and Release approved by the Delaware Court of Chancery in connection with a derivative action filed against the Company on April 24, 2020.

(4)	These options vest upon the achievement of obtaining FDA approval of leronlimab, as specified in the award agreements.
(5)	These options vested on June 8, 2021.
(6)	These options vest in three equal annual installments beginning on June 15, 2021, subject to continued employment through the applicable vesting date.
(7)

Represents PSUs the vesting of which was contingent on the achievement of the 2021 annual cash bonus performance goals. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goals. The actual number of shares approved by the Compensation Committee for issuance in August 2021 under the PSUs, based on its determination of the achievement of the applicable performance goals, were as follows: Dr. Pourhassan, 200,000 shares; Dr. Kelly, 153,350 shares; and Dr. Ray, 52,500 shares. See “Long-Term Equity Incentives” above.

(8)

Represents PSUs the vesting of which was contingent on obtaining FDA approval of our drug product for use in HIV patients, which goal was not achieved, as described under “Long-Term Equity Incentives” above. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goal.

(9)

Represents PSUs the vesting of which was contingent on obtaining FDA approval of our drug product for use in COVID-19 patients, which goal was not achieved, as described under “Long-Term Equity Incentives” above. In accordance with the SEC executive compensation disclosure rules, the amounts reported are based on achieving the target performance goal.

(10)	These options will vest on December 22, 2021, subject to continued employment through the applicable vesting date.

Additional Compensation Information

Employee Pension, Profit Sharing or Other Retirement Plans

Effective January 1, 2010, we adopted an employee savings plan pursuant to Section 401(k) of the Internal Revenue Code (the “401(k) Plan”) and covering substantially all employees. We make “safe harbor” qualified non-elective contributions, which vest immediately, equal to 3% of each participant’s salary, up to the maximum limit permitted under Section 401(k). In addition, participants in the 401(k) Plan may contribute a percentage of their compensation, up to the maximum limit under the Internal Revenue Code. We do not have any other defined benefit pension plan, profit sharing or retirement plan.

Employment Agreements

On April 10, 2020, we entered into an employment agreement with Dr. Kelly and, on June 15, 2020, we entered into amended and restated employment agreements with Dr. Pourhassan and Dr. Ray (together, the “Employment Agreements”). The Employment Agreements provide for indefinite terms of employment until terminated by either party as provided in the Employment Agreements. Each employment agreement provides for payment of a base salary (as adjusted by the Compensation Committee from time to time), equity awards under the 2012 Plan (or any successor plan) as determined by the Compensation Committee, and benefits generally made available to the Company’s senior leadership. Each named executive officer is also entitled to receive annual cash incentive performance awards, with target dollar amounts specified in the Employment Agreements as follows: Dr. Pourhassan, 100% of base salary; Dr. Kelly, 50% of base salary; and Dr. Ray, 50% of base salary. The actual amounts of target awards to be paid are based on the Compensation Committee’s evaluation of the level of achievement of the related performance goals, and are payable, as determined by the Compensation Committee, either in cash in full, or 50% in cash and 50% in unrestricted shares under (and as defined in) the 2012 Plan or any successor equity compensation plan as may be in place from time to time. Dr. Pourhassan is also eligible to receive a supplemental bonus for each fiscal year, as determined by the Compensation Committee, which may consider any unanticipated achievement of corporate objectives for such fiscal year. Such supplemental bonus may be paid in cash and/or unrestricted shares of our common stock. Under the Employment Agreements, the executive must remain actively employed by the Company through the date of a cash incentive payment to be entitled to the payment.

Payments upon Termination of Employment, Death or Disability, or Change of Control

In the event we terminate the employment of any of our named executive officers without cause, and subject to the named executive officer’s execution and non-revocation of a release of claims and continued compliance with certain restrictive covenants, the Employment Agreements provide for (i) a lump sum payment equal to the sum of 12 months of base salary for Dr. Pourhassan, six months for Dr. Kelly, and three months for Dr. Ray, (ii) payments equal to six months of base salary for Dr. Pourhassan and Dr. Kelly and nine months for Dr. Ray, to be paid in regular installments corresponding with the Company’s regular payroll schedule; provided, that the payments described in clause (ii) may not exceed two times the lesser of (A) the sum of the named executive officer’s annualized compensation based upon the named executive officer’s annual salary in the year preceding the year in which the named executive officer’s employment is terminated (adjusted for any increase during that year that was expected to continue indefinitely if the named executive officer’s employment had not terminated) or (B) the applicable dollar limit under Section 401(a)(17) of the Internal Revenue Code for the calendar year in which the named executive officer’s employment is terminated (such limit, the “Severance Limit”), and (iii) all outstanding stock options and other equity awards granted as of June 15, 2020 (April 10, 2020 in the case of Dr. Kelly) will vest and (if applicable) become immediately exercisable, except as otherwise provided in an award agreement. The payments described in clauses (i) and (ii) may, in the discretion of the Compensation Committee, be made in whole or in part through the issuance of shares of common stock.

Upon an executive’s death or disability, the Company will satisfy its accrued obligations to pay salary and benefits through the date of the event. In the event of an executive’s death or disability during the performance period(s) applicable to outstanding PSUs, the executive or the executive’s estate will be entitled to receive the number of shares of common stock determined by the Compensation Committee to have been earned, based on the achievement of applicable performance goals, and prorated based on the executive’s completed months of employment during the performance period.

In the event we terminate the employment of any of our named executive officers without cause, or one of our named executive officers resigns for good reason, in each case, within 12 months following a change in control, and subject to the named executive officer’s execution and non-revocation of a release of claims, the Employment Agreements provide for (i) a lump sum payment equal to the sum of eight months of base salary for Dr. Pourhassan and Dr. Kelly and 18 months for Dr. Ray (in lieu of, and not in addition to, the severance that may be payable upon a termination without cause not within 12 months following a change in control); provided, that the payments described in this clause (i) with respect to Dr. Ray may not exceed the Severance Limit, and (ii) with respect to Dr. Pourhassan and Dr. Kelly, payments equal to ten months of base salary, to be paid on the first regular payroll date following the date that is 270 days following the termination date; provided, that the payments described in this clause (ii) may not exceed the Severance Limit. Also, all then outstanding and unvested stock options and other equity awards, if any, granted to a named executive officer as of the date of the executive’s Employment Agreement will vest as of the change in control date and (if applicable) become immediately exercisable, unless otherwise provided in an award agreement.

In the event a change in control occurs prior to the completion of the performance period(s) applicable to outstanding PSUs, a prorated portion of such PSUs based on target performance will convert to time-based RSUs which will vest on the one year anniversary of the grant date. The vesting of such time-based RSUs will accelerate in full in the event the holder’s employment is terminated by us without cause or by the holder for good reason.

No additional obligations will arise or be triggered by the election of the dissidents’ nominees.

The definitions of certain terms used in the Employment Agreements are summarized below:

“Cause” includes fraudulent or similar acts intended to enrich the executive personally to the detriment or at the expense of the Company; willful and continued failure to perform the duties or obligations reasonably assigned to the executive; a material breach of the confidentiality or non-competition provisions of the Employment Agreement; and conviction of a felony.

“Good reason” generally means a material reduction in the executive’s authority, duties, or responsibilities; a material decrease in the executive’s base salary (with certain exceptions); a relocation of the executive’s principal place of employment by a distance of more than 50 miles; or a material breach of the Employment Agreement by the Company.

“Change in control” includes the acquisition by a person or group of more than 50% of the total fair market value or total voting power of our outstanding stock; the replacement of a majority of the members of the Board during any 12-month period (unless endorsed by a majority of the existing directors); or the acquisition by a person or group of assets representing at least 40% of the total gross fair market value of our assets

As noted above, each of the Company’s executive officers and other senior executives will be entitled, under their respective employment agreements with the Company, to severance in the event of termination of the employee’s employment by the Company without cause or by the employee for good reason within 12 months following a change in control of the Company. The employment agreements define a change in control to include the replacement of a majority of the members of the Board during any 12-month period, unless endorsed by a majority of the existing directors prior to the date of election or appointment. The table below shows the cash severance benefits that would become payable and the value of stock options previously granted under the Company’s 2012 Plan as to which vesting would be accelerated if the employment of the six named executives were to be terminated immediately following a change in control of the Company as the result of the election of at least four of the Proposing Persons’ nominees at the Annual Meeting.

Name	Cash Severance ($) (1)	Value of Accelerated Stock Options ($) (2)
Nader Z. Pourhassan	997,500	$543,721
Scott A. Kelly	877,500	—
Nitya G. Ray	787,500	$340,320
Christopher P. Recknor	690,000	$522,000
Antonio Migliarese	622,500	$401,205
Michael D. Mulholland	412,500	$247,500

(1)	Equal to 18 months of annual base salary in effect on October 1, 2021.
(2)

Represents the amount, if any, by which the closing sale price of the common stock on October 1, 2021, $1.86, exceeded the per share exercise price of unvested stock options subject to acceleration of vesting upon a change in control of the Company.

Additional Equity Compensation Plan Information

The following table summarizes information as of May 31, 2021, regarding shares of common stock that may be issued upon exercise of stock options, warrants, and rights under the Company’s equity compensation plans and arrangements. For additional information, see “Grants of Plan-Based Awards for the Fiscal Year Ended May 31, 2021” and “Outstanding Equity Awards at 2021 Fiscal Year-End” above, as well as Notes 1 and 7 in the Notes to the Consolidated Financial Statements included in Item 8 of our 2021 Form 10-K, to which reference is hereby made.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights		Weighted average exercise price of outstanding options, warrants, and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by stockholders	22,504,811	(2)	$1.58	15,345,749	(3)
Equity compensation plans not approved by stockholders (4)	3,505,000		$1.02	—

Total	26,009,811		$1.49	15,345,749

(1)	Only stock options and warrants were used in computing the weighted-average exercise price.
(2)

Represents outstanding stock options, RSUs and PSUs granted to current or former employees and directors of the Company pursuant to the 2004 Stock Incentive Plan and the 2012 Plan. The number of PSUs reported assumes the achievement of specified performance goals at the maximum level.

(3)

Represents shares available for future awards under the 2012 Plan that may be in the form of stock options, stock appreciation rights, restricted stock, RSUs, PSUs, or other stock-based awards. The number of shares available for issuance automatically increases on June 1 of each calendar year in an amount equal to one percent of the Company’s total outstanding shares, unless the Company’s Board of Directors determines, before the immediately preceding fiscal yearend, that there should be a smaller or no increase.

(4)

Represents outstanding stock options and warrants issued by the Company as consideration for certain consulting or advisory services provided to the Company by independent contractors and by members of our Scientific Advisory Board, and 2,000,000 warrants issued to Dr. Pourhassan, which were forfeited on June 4, 2021 as described in footnote 3 to the Outstanding Equity Awards at 2021 Fiscal Year-end table.

RELATED PERSON TRANSACTIONS

Unless otherwise described in the sections entitled “Executive Compensation” and “Director Compensation,” we describe below each transaction or series of similar transactions, since June 1, 2019, to which we were a party or will be a party, in which:

•	the amounts involved exceeded or may exceed $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

•

any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

The Audit Committee of the Board of Directors (the “Board”) reviews and approves all related party transactions in accordance with the Company’s Related Party Transactions Policy, which is available on our website, www.cytodyn.com/investors. Generally, it is the Company’s policy to enter into or ratify related party transactions only when the Board, acting through the Audit Committee, determines that the transaction in question is in, or is not inconsistent with, the best interests of the Company and its shareholders. Specifically, when reviewing a related party transaction, the Audit Committee considers all relevant factors, including but not limited to (if and to the extent possible): the benefits to the Company; the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally.

On November 16, 2018, the Company closed its acquisition of ProstaGene assets. In connection with the closing of the acquisition, the Company hired Richard Pestell, M.D., as its Chief Medical Officer. Prior to the acquisition Dr. Pestell was the holder of approximately 77.2% of the outstanding equity interests in ProstaGene and consequently held an indirect interest in (i) approximately 8.6 million of approximately 13.3 million shares of the Company’s common stock and (ii) approximately 4.2 million of 5.4 million shares of common stock, in each case held in escrow for the benefit of ProstaGene and its members, which were subject to being released ratably every six months over the eighteen-month period following the closing date and forfeiture to satisfy certain indemnity obligations of ProstaGene. In addition, as specified in a Stock Restriction Agreement between Dr. Pestell and the Company, approximately 8.3 million restricted shares of common stock previously distributed to Dr. Pestell in the ProstaGene acquisition are currently the subject of litigation.

As specified in a Confidential Information, Inventions and Noncompetition Agreement between the Company and Dr. Pestell, which was entered into on the closing date of the ProstaGene acquisition, the Company obtained the right to participate in the development and license of certain intellectual property created by Dr. Pestell, in connection with Dr. Pestell’s then ongoing research obligations to outside academic institutions. The Company also obtained the right to work with Dr. Pestell to manage any potential conflict between the Company’s clinical development activities and such ongoing research obligations.

On July 15, 2019, the Company entered into consulting agreements with two of its directors, one with Dr. Kelly, then the Company’s non-executive Chief Science Officer, and the other with David F. Welch, Ph.D., then the Company’s non-executive interim Strategy Advisor. Dr. Kelly was paid cash compensation totaling $170,000 pursuant to the agreement, which was terminated on April 10, 2020 when he became the Company’s Chief Medical Officer in a full-time employee capacity. On September 12, 2019, the Company and Dr. Welch agreed to amend his consulting agreement to eliminate any cash compensation (including previously earned amounts) thereunder and in October 2019, the consulting agreement between Dr. Welch and the Company was terminated. The Company also issued stock options with a 10-year term as compensation pursuant to the agreements as follows: on September 12, 2019, to Dr. Kelly for 750,000 shares and Dr. Welch for 250,000 shares, at an exercise price of $0.385 per share; and on October 7, 2019, to both Dr. Kelly and Dr. Welch for 187,500 shares at an exercise price of $0.39 per share. The options granted on September 12, 2019 vested immediately upon issuance; the options granted on October 7, 2019 became exercisable in four equal quarterly installments beginning on the grant date.

On June 12, 2019, the Company completed a warrant tender offer (the “June 2019 Warrant Tender Offer”) for certain outstanding eligible warrants, in which the holders of such warrants were offered the opportunity to amend and exercise their warrants at a reduced exercise price equal to the lower of (i) their respective existing exercise price or (ii) $0.40 per share of common stock. As an inducement to holders to participate in the June 2019 Warrant Tender Offer, the Company offered to issue to participating holders shares of common stock equal to an additional 50% of the number of shares issuable upon exercise of the eligible warrants (collectively, the “Additional Shares”). Dr. Kelly tendered warrants covering an aggregate of 50,000 shares of common stock, and received 25,000 Additional Shares in exchange for the $20,000 total exercise price. Dr. Kelly participated on terms identical to those applicable to other holders in the June 2019 Warrant Tender Offer.

On July 31, 2019, the Company completed an additional warrant tender offer on terms identical to the June 2019 Warrant Tender Offer (the “July 2019 Warrant Tender Offer”). Dr. Welch tendered warrants covering an aggregate of 1,000,000 shares of common stock, and received 500,000 Additional Shares in exchange for the $400,000 total exercise price. Dr. Welch participated on terms identical to those applicable to other holders in the July 2019 Warrant Tender Offer.

On September 30, 2019, an entity controlled by Dr. Welch extended the term of a nine-month unsecured convertible note in the principal amount of $1,000,000 plus accrued but unpaid interest of $75,343, for an additional six months. The note had a conversion price of $0.50 per share and an interest rate of 10% per annum. In connection with the extension, the entity also received a warrant to purchase 1,000,000 shares of common stock at an exercise price of $0.30 per share. The entity controlled by Dr. Welch participated on similar terms to the other holders in the exchange. On April 1, 2020, the entity converted the note for 2,259,102 shares, which included unpaid accrued interest.

On October 8, 2019, an entity controlled by then director, Michael Klump, extended the term of a nine-month unsecured convertible note in the principal amount of $500,000 and accrued but unpaid interest of $37,397 for an additional six months. The note had a conversion price of $0.50 per share and an interest rate of 10% per annum. In connection with the extension, the entity also received a warrant to purchase 500,000 shares of common stock at an exercise price of $0.30 per share. The entity controlled by Mr. Klump participated on similar terms to the other holders in the exchange.

On December 13, 2019, Jordan Naydenov, a director of the Company, participated in a registered direct equity offering. Mr. Naydenov purchased 833,333 shares of common stock and warrants with a conversion price of $0.45 per share covering 625,000 shares.

On December 23, 2019, an entity controlled by Dr. Welch participated in the offering, purchasing 1,639,344 shares of common stock and warrants covering 819,672 shares. The terms and conditions of the $250,000 investment by Mr. Naydenov and the $500,000 investment made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

On January 31, 2020, an entity controlled by Dr. Welch participated in the private securities offering by purchasing 1,000 shares of Series D convertible preferred stock with a stated value of $1,000.00 per share, a dividend rate of 10% per year and a conversion price of $0.80 per share of common stock, together with warrants covering 500,000 shares of common stock. The terms and conditions of the $1,000,000 investment made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

On February 26, 2020, an entity controlled by Dr. Welch entered into a private warrant exchange in which the entity exercised warrants to purchase common stock at $0.18 per share in lieu of the stated exercise price on the original warrants of $0.30 per share. The entity controlled by Dr. Welch purchased 1,819,672 shares of common stock, as well as 181,967 additional shares as an inducement to exercise their warrants, for a total of 2,001,639 shares of common stock with an exercise price of $1.00 per share. The terms and conditions of the investment totaling approximately $330,000 made by the entity controlled by Dr. Welch were identical to those offered to other investors in this offering.

On November 17, 2020, the Company conducted a private equity offering, in which Christopher Recknor, M.D., who was a non-executive employee at the time of the offering, purchased unregistered shares of common stock for $1.50 per share. Pursuant to the offering, the Company sold approximately 666,666 shares to Dr. Recknor for aggregate proceeds of $999,999. The transaction was approved by the Board.

On March 11, 2021, the Company appointed Dr. Recknor, as its Chief Operating Officer (“COO”). The Center for Advanced Research & Education, LLC (“CARE”), owned by Julie Recknor, Ph.D., Dr. Recknor’s, is one of several clinical locations for the Company’s ongoing NASH and COVID-19 long-hauler clinical trials, and was a clinical location for the Company’s completed Phase 2b/3 mild-to-moderate and severe-to-critical COVID-19 clinical trials. Dr. Julie Recknor serves as the Site Director of CARE and manages its day-to-day operations. The Company entered into a Clinical Trial Agreement (“CTA”) with CARE for each of these clinical trials. Each CTA was negotiated in the ordinary course of business by Amarex, the Company’s Clinical Research Organization, prior to Dr. Recknor’s appointment as COO, and the operational and financial terms of the CTA with CARE are comparable to the terms available to unrelated clinical locations. Dr. Recknor was not involved in the Company’s decision to choose CARE as a clinical location for its ongoing trials, and he is not involved in patient recruitment at the CARE site. During the fiscal year ended May 31, 2020, the Company made no payments to CARE as it had not yet received any services under the CTA in effect prior to May 31, 2020. As of May 31, 2021, the Company had approximately $0.9 million in accounts payable due to CARE and made payments of approximately $0.9 million to CARE during the fiscal year ended May 31, 2021. The Company anticipates making payments during the fiscal year ending May 31, 2022, to total approximately $400,000.

On September 23, 2021, Jordan G. Naydenov entered into a private warrant exchange in which he exercised warrants to purchase common stock at $0.90 and $1.50 per share in lieu of the stated exercise price on the original warrants of $0.45 and $0.75 per share, respectively. Mr. Naydenov purchased a total of 644,444 shares of common stock, as well as 644,444 additional shares as an inducement to exercise his warrants, for a total of 1,288,888 shares of common stock. The terms and conditions of the investment totaling approximately $700,000 made by Mr. Naydenov were identical to those offered to other investors.

In addition to the foregoing transaction, the Company has entered into transactions during the past two fiscal years with our three new Nominees which are not subject to disclosure under Regulation S-K Item 404(a), but which the Board took into consideration in determining that the three Nominees are independent under the Nasdaq Rules.

Dr. Ndhlovu has served on our Scientific Advisory Board since July 14, 2020. As compensation for that service, on August 31, 2020, Dr. Ndhlovu was granted an option to purchase 50,000 shares of common stock. The option was vested as to 50% of the shares on the date of grant and became fully exercisable on February 28, 2021. The option has an exercise price of $3.36 per share and will expire on August 31, 2030.

Dr. Seethamraju participated as an investigator in two of our clinical trials of leronlimab in the treatment of COVID-19 patients through the University Hospital for Albert Einstein College of Medicine, at which time he was the Medical Director of the lung transplantation program. He did not receive any additional compensation in connection with the clinical trials.

Ms. Urbach received warrants to purchase shares of common stock as part of her compensation from Paulson Investment Company for serving as its General Counsel and exercised the warrants in exchange for a total of 173,113 shares in April 2020. The warrants had been issued by the Company to Paulson Investment Company as partial consideration for providing investment banking services in connection with several offerings of equity securities by the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS, DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth the beneficial ownership of Common Stock as of September 1, 2021, by (i) each person or entity who is known by us to own beneficially more than 5 percent of the outstanding shares of common stock, (ii) each director and director nominee, (iii) each named executive officer, and (iv) all current directors and executive officers as a group.

Title of class	Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percent of Total (3)
	Directors and Executive Officers
Common stock	Samir Patel, M.D. (4)	9,870,445	1.5%
Common stock	Jordan G. Naydenov (5)	8,272,720	1.3%
Common stock	Scott A. Kelly, M.D. (6)	4,049,048	*
Common stock	Nader Z. Pourhassan, Ph.D. (7)	2,649,955	*
Common stock	Nitya G. Ray, Ph.D. (8)	1,374,535	*
Common stock	Christopher P. Recknor, M.D. (9)	802,717	*
Common stock	Alan P. Timmins (10)	261,986	*
Common stock	Antonio Migliarese (11)	69,023	*
Common stock	Gordon A. Gardiner (12)	1,000	*
Common stock	All Current Directors and Executive Officers as a Group	27,351,428	4.1%

	Additional Director Nominees
Common stock	Lishomwa C. Ndhlovu, M.D., Ph.D. (13)	50,000	*
Common stock	Harish Seethamraju	—	*
Common stock	Tanya Durkee Urbach	162,113	*

	Beneficial owners of more than 5 percent:
Common stock	Schedule 13D Group led by Paul Rosenbaum (14)	47,066,484	7.67%

*	Less than 1% of the outstanding shares of common stock.
(1)

Unless otherwise indicated, the business address of each current director and executive officer for purposes of beneficial ownership is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

(2)

Beneficial ownership includes shares of common stock as to which a person or group has sole or shared voting power or investment power. Shares of common stock subject to stock options and warrants that are exercisable currently or within 60 days of September 1, 2021, are deemed outstanding for purposes of computing the number of shares beneficially owned and percentage ownership of the person or group holding such stock options, warrants or convertible securities, but are not deemed outstanding for computing the percentage of any other person.

(3)	Percentages are based on 651,746,095 shares of common stock outstanding as of September 1, 2021.
(4)

Dr. Patel’s holdings include: (i) 7,333,116 shares of common stock and warrants covering 2,300,000 shares of common stock by a limited liability company for which Dr. Patel is the managing member and has voting and dispositive power; and (ii) 237,329 shares of common stock subject to an option held directly by Dr. Patel.

(5)

Mr. Naydenov’s holdings include: (i) 6,701,323 shares of common stock held directly by Mr. Naydenov; (ii) warrants covering 825,000 shares of common stock held directly by Mr. Naydenov; and (iii) 746,397 shares of common stock subject to options held directly by Mr. Naydenov.

(6)

Dr. Kelly’s holdings include: (i) 1,935,063 shares of common stock held directly by Dr. Kelly; (ii) a warrant covering 500,000 shares of common stock held directly by Dr. Kelly; (iii) 785,417 shares of common stock subject to options held directly by Dr. Kelly; (iv) 782,408 shares of common stock held by Dr. Kelly’s spouse; and (v) 46,160 shares of common stock held by Dr. Kelly, as custodian for his children.

(7)

Dr. Pourhassan’s holdings include: (i) 1,850,688 shares of common stock held directly by Dr. Pourhassan; (ii) 783,567 shares of common stock subject to options held directly by Dr. Pourhassan; and (iii) 15,700 shares of common stock held by Dr. Pourhassan’s spouse.

(8)	Dr. Ray’s holdings include: (i) 153,968 shares of common stock held directly by Dr. Ray and (ii) 1,220,567 shares of common stock subject to options held directly by Dr. Ray.
(9)	Dr. Recknor’s holdings include: (i) 686,050 shares of common stock held directly by Dr. Recknor and (ii) 116,667 shares of common stock subject to options held directly by Dr. Recknor.
(10)	Mr. Timmins’s holdings include 261,986 shares of common stock subject to options held directly by Mr. Timmins.
(11)	Mr. Migliarese’s holdings include: (i) 3,023 shares of common stock held directly by Mr. Migliarese and (ii) 66,000 shares of common stock subject to options held directly by Mr. Migliarese.
(12)	Mr. Gardiner’s holdings include 1,000 shares of common stock held directly by Mr. Gardiner.
(13)	Dr. Ndhlovu’s holdings include 50,000 shares subject to options held directly by Dr. Ndhlovu.
(14)

Holdings are based upon a Beneficial Ownership Report on Schedule 13D filed on May 24, 2021, as amended on June 8, 2021 and July 2, 2021. After September 1, 2021, an “exit” amendment to the Schedule 13D was filed, which disclosed the dissolution of the Schedule 13D group.

OTHER MATTERS

Solicitation of Proxies

The solicitation of proxies pursuant to this Proxy Statement is being made by the Company. Proxies may be solicited by mail, facsimile, telephone, telegraph, Internet and in person. The expenses of calling and holding the Annual Meeting and the solicitation of proxies on behalf of the Board will be borne by the Company. These costs will include, among other items, the expense of preparing, assembling, printing, and mailing the proxy materials to stockholders of record and street name stockholders, and reimbursements paid to brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding proxy materials to stockholders and obtaining voting instructions from street name stockholders. In addition to soliciting proxies by mail, our directors, officers, and certain regular employees may solicit proxies on behalf of the Board, without additional compensation, personally, via the Internet, or by telephone. The regular employees will be administrative personnel. We may also solicit proxies by email from stockholders who are our employees or who previously requested to receive proxy materials electronically.

We have also retained Morrow Sodali to assist in the solicitation of proxies. Morrow Sodali will solicit proxies on behalf of the Company from individuals, brokers, bank nominees and other institutional holders in the same manner described above. Morrow Sodali expects that approximately 25 of its employees will assist in the solicitation. Morrow Sodali will receive a fee of $150,000.00 for its services to the Company for the solicitation of the proxies. The Company has also agreed to indemnify Morrow Sodali against certain claims relating to, or arising out of, its retention.

Our aggregate expenses, including those of Morrow Sodali, our outside legal counsel and other outside advisors, related to our solicitation of proxies in excess of expenses normally spent for an annual meeting of stockholders in which there is not a proxy contest and salaries and wages of our regular employees and officers, are expected to be approximately $[●], of which approximately $[●] has been incurred as of the date of this Proxy Statement.

If you have any questions or require any assistance in voting your shares, please call:

Morrow Sodali

Stockholders Call Toll Free: (800) 662-5200

Banks, Brokers, Trustees and Other Nominees Call Collect: (203) 658-9400

Stockholder List

The Company’s list of stockholders as of the close of business on the Record Date will be available for inspection by the Company’s stockholders for at least ten days prior to the Annual Meeting for any purpose germane to the Annual Meeting. If you wish to inspect the stockholder list, please submit your request, along with proof of ownership, by email to ir@cytodyn.com to schedule an appointment during ordinary business hours. The stockholder list will also be open to the examination of any stockholder during the Annual Meeting, accessible under the “Stockholder List” link on the Annual Meeting website.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one copy of this Proxy Statement may have been sent to multiple stockholders in the same household. We will promptly deliver a separate copy of this Proxy Statement to any stockholder upon written or oral request to: CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Corporate Secretary, or by phone at (360) 980-8524. Any stockholder who wants to receive a separate copy of this Proxy Statement, or of the Company’s proxy statements or annual reports in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker, or other nominee record holder, or the stockholder may contact us at the address and phone number above.

Stockholder Proposals for 2022 Annual Meeting

For the 2022 Annual Meeting of stockholders, pursuant to our Bylaws, a proposal to take action at the meeting may be made by any stockholder of record who is entitled to vote at the meeting and who delivers timely written notice. To be considered timely, the notice must be received between June 30, 2022 and July 30, 2022, inclusive; provided that, if the 2022 Annual Meeting is not first convened between September 28, 2022 and December 27, 2022, inclusive, then the notice must be delivered prior to the later of (x) the ninetieth day prior to the meeting date or (y) the tenth day following the first public announcement of the meeting date.

In order to be eligible for inclusion in our proxy materials for the 2022 Annual Meeting of stockholders, pursuant to Rule 14a-8 under the Exchange Act, any stockholder proposal to take action at such meeting must be received by May 13, 2022. Any such proposal should comply with the SEC’s rules governing stockholder proposals submitted for inclusion in proxy materials. In addition, if we receive notice of a stockholder proposal after May 13, 2022, the persons named as proxies in such proxy statement and form of proxy will have discretionary authority to vote on such stockholder proposal.

Any proposals to take action at the 2022 Annual Meeting of stockholders should be addressed to: Corporate Secretary, CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Annual Report

Our Annual Report is being furnished together with this Proxy Statement. You can review and download a copy of our Annual Report by accessing our website, www.cytodyn.com/investors, or stockholders may request paper copies, without charge, by writing to CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660, Attn.: Corporate Secretary. The Company’s filings with the SEC also are available to the public at the SEC’s website at www.sec.gov. The information on the Company’s website and the SEC’s website are not part of this Proxy Statement.

Cautionary Note Regarding Forward-Looking Statements

This Proxy Statement contains certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Forward-looking statements specifically include statements about leronlimab, its ability to provide positive health outcomes, the possible results of clinical trials, studies or other programs or ability to continue those programs, the ability to obtain regulatory approval for commercial sales, and the market for actual commercial sales. The Company’s forward-looking statements are not guarantees of performance, and actual results could vary materially from those contained in or expressed by such statements due to risks and uncertainties including: (i) the regulatory determinations of leronlimab’s efficacy to treat human immunodeficiency virus (“HIV”) patients with multiple resistance to current standard of care, COVID-19 patients, and metastatic Triple-Negative Breast Cancer (“mTNBC”), among other indications, by the U.S. Food and Drug Administration and various drug regulatory agencies in other countries; (ii) the Company’s ability to raise additional capital to fund its operations; (iii) the Company’s ability to meet its debt obligations; (iv) the Company’s ability to enter into partnership or licensing arrangements with third-parties; (v) the Company’s ability to identify patients to enroll in its clinical trials in a timely fashion; (vi) the Company’s ability to achieve approval of a marketable product; (vii) the design, implementation and conduct of the Company’s clinical trials; (viii) the results of the Company’s clinical trials, including the possibility of unfavorable clinical trial results; (ix) the market for, and marketability of, any product that is approved; (x) the existence or development of vaccines, drugs, or other treatments that are viewed by medical professionals or patients as superior to the Company’s products; (xi) regulatory initiatives, compliance with governmental regulations and the regulatory approval process; (xii) legal proceedings, investigations or inquiries affecting the Company or its products; (xiii) general economic and business conditions; (xiv) changes in foreign, political, and social conditions; (xv) stockholder actions or proposals with regard to the Company, its management, or its board of directors; and (xvi) various other matters, many of which are beyond the Company’s control. The Company urges investors to consider specifically the various risk factors identified in its most recent Form 10-K, and any risk factors or cautionary statements included in any subsequent Form 10-Q or Form 8-K, filed with the Securities and Exchange Commission. Except as required by law, the Company does not undertake any responsibility to update any forward-looking statements to take into account events or circumstances that occur after the date of this Proxy Statement.

Incorporation by Reference

To the extent that this Proxy Statement is incorporated by reference into any other filing by us under the Securities Act of 1933, as amended, or the Exchange Act, the “Report of the Audit Committee” will not be deemed incorporated unless specifically provided otherwise in such filing, to the extent permitted by the rules of the SEC. Such section shall also not be deemed to be “soliciting material” or to be “filed” with the SEC. Information contained on or connected to our website is not incorporated by reference into this Proxy Statement and should not be considered part of this Proxy Statement or any other filing that we make with the SEC.

Other Annual Meeting Matters

Management is not aware of any matters to be brought before the Annual Meeting other than those discussed above. In accordance with our bylaws and SEC rules and regulations, stockholders had until July 2, 2021 to submit stockholder proposals and request proxy access with respect to any other business to be considered at the Annual Meeting.

If any other business properly comes before the Annual Meeting, the persons named in the accompanying form of proxy will vote or refrain from voting on the matter pursuant to the discretionary authority given in the proxy, and in accordance with applicable laws and SEC rules and regulations.

* * * * *

YOUR VOTE IS VERY IMPORTANT. It is important that your voice be heard and your shares be represented at the Annual Meeting whether or not you are able to attend. We urge you to vote TODAY by completing, signing and dating the enclosed proxy card and promptly mailing it in the postage pre-paid envelope provided or following the instructions on the enclosed proxy card to vote via the Internet or by telephone. Please submit a proxy as soon as possible, so that your shares can be voted at the Annual Meeting in accordance with your instructions.

October     , 2021

By order of the Board of Directors,

Nader Z. Pourhassan, Ph.D.

President and Chief Executive Officer

ANNEX A

ANNEX A – CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION OF

CYTODYN INC.

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, CytoDyn Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify as follows:

1.

The name of the Corporation is CytoDyn Inc. The Corporation was originally incorporated under the name Point NewCo Inc. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on August 27, 2018 (as amended, the “Certificate of Incorporation”).

2.	The Certificate of Incorporation of the Corporation is hereby amended by deleting the first paragraph under Article IV and replacing such paragraph with the following paragraph:

“The total number of shares of capital stock which the Corporation shall have authority to issue is One Billion and Five Million (1,005,000,000), of which (i) One Billion (1,000,000,000) shares shall be a class designated as common stock, par value $0.001 per share (the “Common Stock”), and (ii) Five Million (5,000,000) shares shall be a class designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).”

3.

The Board of Directors of the Corporation has duly adopted a resolution pursuant to Section 242 of the General Corporation Law of the State of Delaware setting forth a proposed amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable. The requisite stockholders of the Corporation have duly approved said proposed amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4.

This Certificate of Amendment and the amendment to the Certificate of Incorporation effected hereby has been duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

5.	This Certificate of Amendment, and the amendment effected hereby, shall become effective upon filing.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer on this [    ] day of [                ], 20[    ].

CYTODYN INC.

By:

Name:

A-1

ANNEX B

ANNEX B – ADDITIONAL INFORMATION REGARDING

PARTICIPANTS IN THE SOLICITATION

Under applicable SEC rules and regulations, members of our Board, our Board’s Nominees and certain officers of the Company are “participants” with respect to the Company’s solicitation of proxies in connection with the Annual Meeting. The following sets forth certain information about such persons (the “Participants”).

Directors and Nominees

For more information on the names, ages and principal occupations of the Company’s directors and director nominees who are Participants, please see “Proposal 1 – Election of Directors” on page 18 of this Proxy Statement.

The business address for the Company’s directors and director nominees is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660.

Officers

In addition to our directors and nominees, the Participants include Antonio Migliarese, our Chief Financial Officer, and Michael Mulholland, our Senior Vice President – Finance. The business address for these officers is c/o CytoDyn Inc., 1111 Main Street, Suite 660, Vancouver, Washington 98660. For information on the principal occupation of Mr. Migliarese, please see “Information about Our Executive Officers” on page 27 of this Proxy Statement. The principal occupation of Mr. Mulholland is serving as Senior Vice President – Finance of the Company.

Information Regarding Ownership of the Company’s Securities by Participants

For information on the number of the Company’s securities beneficially owned by each Participant who is one of the Company’s directors, director nominees or NEOs, please see “Security Ownership of Certain Beneficial Owners, Directors and Executive Officers” on page 42 of this Proxy Statement.

Information Regarding Transactions in the Company’s Securities by Participants

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the period from October 6, 2019 through October 6, 2021. No part of the purchase price or market value of these securities is represented by funds borrowed or otherwise obtained for the purpose of acquiring or holding such securities.

Name	Transaction Date	Number of Shares of Common Stock	Acquisition (A) or Disposition (D)	Number of Shares Underlying Derivative Securities	Acquisition (A) or Disposition (D)	Transaction Description
Scott A. Kelly, M.D.	8/6/2021	194,011	A			4
	2/5/2021	166,000	A	166,000	D	9
	9/30/2020	250,000	A	500,000	A	4
	8/28/2020	149,600	D	—	—	10
	5/4/2020	8,334	A	8,334	D	9
	5/1/2020	1,200,000	D	—	—	2
	5/1/2020	1,439,548	A	1,439,548	D	9
	12/19/2019	—	—	1,250,000	A	4
	10/7/2019	—	—	187,500	A	4

Nader Z. Pourhassan, Ph.D.	8/6/2021	275,758	A	—	—	4
	9/30/2020	500,000	A	2,000,000	A	4
	7/31/2020	323,157	A	—	—	4
	7/31/2020	156,570	D	—	—	7
	5/4/2020	30,933	A	30,933	D	9
	5/4/2020	1,201,652	D	—	—	2
	5/1/2020	1,399,685	D	—	—	2
	4/30/2020	2,219,837	D	—	—	2
	4/30/2020	5,381,167	A	5,381,167	D	9
	12/24/2019	225,983	A	—	—	9
	12/24/2019	70,055	D	—	—	7
	12/19/2019	—	—	4,000,000	A	4
	10/07/2019	—	—	375,000	A	4

Jordan G. Naydenov	9/23/2021	644,444	A	644,444	D	9
	4/19/2021	250,000	A	250,000	D	9
	11/2/2020	193,500	A	—	—	1
	10/23/2020	120,000	A	—	—	1
	6/25/2020	—	—	225,000	A	4
	12/19/2019	—	—	750,000	A	4
	12/13/2019	833,333	A	625,000	A	4

Alan P. Timmins	6/25/2020	—	—	225,000	A	4
	1/18/2020	—	—	36,986	A	4

Samir R. Patel	6/25/2020	—	—	225,000	A	4
	5/31/2020	—	—	12,329	A	4

Antonio Migliarese	8/6/2021	3,023	A	1,000,000	A	4

Tanya Durkee Urbach	8/6/2020	11,000	D	—	—	2

Transaction Descriptions:

1.	Open Market or Private Purchase
2.	Open Market or Private Sale
3.	Vesting of RSUs and PSUs

4.	Grant of RSUs and PSUs
5.	Annual Grant of RSUs
6.	Grant of RSUs to New Director or Executive Officer
7.	Shares Withheld for Payment of Tax Liability Incident to Vesting of RSUs, PSUs or restricted stock awards
8.	Sale Effected Pursuant to Rule 10b5-1 Trading Plan
9.	Exercise of Stock Options or Warrants
10.	Bona fide gift

Miscellaneous Information Concerning Participants

Each of the Company’s directors and officers is entitled to indemnification under our By-laws. In addition, the Company has entered into indemnification agreements with each of its current directors that provide in certain circumstances for indemnification and advancement of expenses to the fullest extent permitted by Delaware law.

Other than as set forth in this Annex B or elsewhere in this Proxy Statement and based on the information provided by each Participant:

•

no Participant or associate of any Participant beneficially owns, directly or indirectly, or owns of record but not beneficially, any shares of our common stock or other securities of the Company or any parent or subsidiary of the Company;

•

no Participant has any substantial interest, direct or indirect, by security holdings or otherwise, in any matter to be acted upon at the Annual Meeting other than an interest, if any, as a stockholder of the Company or, with respect to a director nominee, as a nominee for director; and

•	no Participant has purchased or sold any securities of the Company within the past two years.

In addition, neither the Company nor any of the Participants is now or has been within the past year a party to any contract, arrangement or understanding with any person with respect to any of the Company’s securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits or the giving or withholding of proxies.

Other than as set forth in this Annex B or elsewhere in this Proxy Statement and based on the information provided by each Participant, neither the Company nor any of the Participants or any of their associates have (i) any arrangements or understandings with any person with respect to any future employment by the Company or any of its affiliates or with respect to any future transactions to which the Company or any of its affiliates will or may be a party or (ii) a direct or indirect material interest in any transaction or series of similar transactions since the beginning of the Company’s prior fiscal year or any currently proposed transactions, or series of similar transactions, in which the Company or any of its subsidiaries was or is to be a party in which the amount involved exceeds $120,000.

There are no material proceedings to which the Participants or any of their associates is a party or has a material interest adverse to the Company. Neither the Company nor any of the Participants has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past ten years.

Other than the persons described in this Proxy Statement, no regular employees of the Company have been or are to be employed to solicit stockholders in connection with this proxy solicitation. However, in the course of their regular duties, certain administrative personnel may be asked to perform clerical or ministerial tasks in furtherance of this solicitation.

For the avoidance of doubt, Chris Lonsford, Chief Operating Officer of Restorative Health, is not one of the Participants. While, he, as an individual, has been retained as a consultant by the Company, the Company has not authorized him or Restorative Health to solicit proxies on behalf of the Company.

ytoDyn, Inc. ANNUAL MEETING OF STOCKHOLDERS This Proxy Is Solicited On Behalf Of The Board Of Directors C The undersigned hereby appoints Antonio Migliarese and Michael Mulholland (together, the “Proxies”), and each of them acting individually or in the absence of others, with full power of substitution and re-substitution, as proxies to O vote all of the shares that the undersigned is entitled to vote at the Annual Meeting of Stockholders of CytoDyn, Inc. L (the “Company”) to be held on Thursday, October 28, 2021 at 8:00 a.m. Pacific Time (including any adjournments or O R postponements thereof, the “Annual Meeting”). Such shares shall be voted as indicated with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion on such other matters as may properly come before the P Annual Meeting to the extent authorized by Rule 14a-4(c) under the Securities Exchange Act of 1934, as amended. R O The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and accompanying Proxy X Statement and revokes all prior proxies for the Annual Meeting. Y C THE SHARES REPRESENTED BY THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER A DIRECTED ON THE REVERSE SIDE. ON PROPOSALS FOR WHICH A CHOICE IS NOT SPECIFIED ON THE REVERSE R SIDE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF D DIRECTORS; THEREFORE THIS PROXY WILL BE VOTED “FOR” EACH OF THE COMPANY NOMINEES NAMED IN PROPOSAL 1 AND “FOR” EACH OF PROPOSALS 2, 3 and 4. Only stockholders of record on September 1, 2021, may vote at the Annual Meeting. IMPORTANT – PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY. THANK YOU FOR VOTING. (Continued and to be dated and signed on reverse side) SEE REVERS E SIDE 5TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED5 Important Notice Regarding the Availability of Proxy Materials: The Notice and Proxy Statement and Annual Report are available at www.proxyvoting.com/CYDY Please mark vote as X

The Board of Directors unanimously recommends a vote “FOR” all of the Company nominees listed in Proposal 1 and “FOR” Proposals 2, 3 and 4. indicated in this example (1) Election of six (6) directors to serve on the Board of Directors until the 2022 annual (2) Ratification, on an advisory (non-binding) basis, of the selection of Warren FOR AGAINST ABSTAIN meeting of stockholders, until their successors are duly elected and qualified or until their Averett, LLC as our independent registered public accounting firm for the earlier death, resignation or removal. fiscal year ending May 31, 2022. 1. Scott A. Kelly, M.D., 2. Jordan G. Naydenov, 3. Nader Z. Pourhassan, Ph.D., FOR AGAINST ABSTAIN 4. Lishomwa C. Ndhlovu, M.D., Ph.D., 5. Harish Seethamraju, M.D., 6. Tanya Durkee (3) Approval, on an advisory (non-binding) basis, of our named executive Urbach officer compensation. (4) Approval of a proposal to amend the Company’s Certificate of Incorporation FOR AGAINST ABSTAIN FOR ALL WITHHOLD ALL FOR ALL EXCEPT to increase the total number of authorized shares of common stock from To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the 800,000,000 to 1,000,000,000. number(s) of the nominee(s) on the line below. Date (Signature) (Signature if held jointly) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PLEASE SIGN, DATE AND RETURN THIS COLOR PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE 5 TO VOTE BY MAIL, PLEASE DETACH HERE, SIGN AND DATE PROXY CARD, AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED5 TO AUTHORIZE YOUR PROXY ( BY TELEPHONE OR INTERNET : QUICK H H H EASY H H H IMMEDIATE Your telephone or internet proxy authorizes the Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. AUTHORIZE YOUR PROXY BY INTERNET: THE WEB ADDRESS IS www.proxyvoting.com/[ ]. You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. AUTHORIZE YOUR PROXY BY PHONE: You will be asked to enter a CONTROL NUMBER which is located in the lower right hand corner of this form. Call H H Toll Free H H [    ] There is NO CHARGE to you for this call OPTION A: You are encouraged to review each proposal and select a voting choice before you submit your proxy. Please press 0 in order to vote on each proposal separately. OPTION B: If you prefer not to select a voting choice with respect to each proposal you may press 1 to submit a proxy. If you select this option, your shares will be voted in accordance with the recommendations made by the Board of Directors. Internet and Telephone voting is available through 11:59 P.M. CONTROL NUMBER Pacific Time on Wednesday, October 27, 2021. for Telephone/Internet Proxy Authorization